                                                                    Exhibit 99.2

                                                                  Execution Copy
                                                                  --------------

                               PURCHASE AGREEMENT

                                  by and among

                  CHEMICAL WASTE MANAGEMENT INC., as a Seller,

                     RUST INTERNATIONAL, INC., as a Seller

                        CNS HOLDINGS, INC., as a Seller

                                      and

                        GTS Duratek, Inc., as Purchaser



                           Dated as of March 29, 2000

                               TABLE OF CONTENTS

                                                              Page
                                                              ----

1. SALE AND PURCHASE........................................    1
   1.1  Sale and Purchase of the Nuclear Services Shares....    1
   1.2  Closing.............................................    2
   1.3  Purchase Price Adjustments..........................    3
2. REPRESENTATIONS AND WARRANTIES OF THE SELLERS............    5
   2.1  Corporate Status and Authority......................    6
   2.2  No Conflicts; Consents and Approvals, etc...........    6
   2.3  Corporate Status of the Companies...................    7
   2.4  Capitalization......................................    7
   2.5  Subsidiaries........................................    8
   2.6  Financial Statements................................    9
   2.7  Absence of Undisclosed Liabilities..................    9
   2.8  Real Property; Assets...............................    9
   2.9  Contracts...........................................   11
   2.10 Employment Agreements and Benefits, etc.............   12
        2.10.1  Employment Agreements and Plans.............   12
        2.10.2  ERISA and Other Compliance..................   13
        2.10.3  Tax Qualification...........................   14
        2.10.4  Post Retirement Medical Plans...............   14
        2.10.5  Golden Parachutes...........................   14
        2.10.6  Multi-Employer Plans........................   15
   2.11 Intellectual Property...............................   15
   2.12 Governmental Authorizations; Compliance with Law....   16
   2.13 Litigation..........................................   17
   2.14 Taxes...............................................   17
   2.15 Absence of Changes..................................   19
   2.16 Environmental and Nuclear Matters...................   21
   2.17 Banking and Agency Arrangements.....................   24
   2.18 Affiliate Transactions..............................   24
   2.19 Brokers.............................................   25
   2.20 Insurance...........................................   25
   2.21 Names, Business and Location of Assets..............   26
   2.22 No Other Pending Transactions.......................   26
   2.23 Prohibited Payments.................................   26
   2.24 Officers and Directors; Employee Compensation.......   26
   2.25 Accounts Receivable.................................   26
   2.26 Year 2000 Compliance................................   27
3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER..........   27
   3.1  Corporate Status and Authority......................   27
   3.2  No Conflicts; Consents and Approvals, etc...........   27
   3.3  Financial Ability to Perform........................   28
   3.4  Litigation..........................................   28

   3.5  Purchase for Investment..................................   28
   3.6  Brokers..................................................   28
4. COVENANTS.....................................................   28
   4.1  Satisfaction of Closing Conditions.......................   28
   4.2  Conduct of Business, etc.................................   29
   4.3  Access and Information...................................   29
   4.4  Taxes....................................................   30
   4.5  Supplements to Disclosures...............................   35
   4.6  Contact with Customers and Suppliers.....................   36
   4.7  Publicity................................................   36
   4.8  Release of Guarantees, Bonds, etc........................   36
   4.9  Transition Services......................................   38
   4.10 Intercompany Accounts....................................   39
   4.11 Indemnification of Directors and Officers................   39
   4.12 Right to Use Certain Marks...............................   39
   4.13 Furnish Information for Purchaser's SEC Filings..........   40
   4.14 Termination of Obligations of the Companies and..........   40
         their Subsidiaries
   4.15 HSR ACT..................................................   40
   4.16 Further Assurances.......................................   40
   4.17 Confidentiality..........................................   41
   4.18 Non-Solicitation.........................................   42
   4.19 Non-Interference.........................................   42
   4.20 Non-Competition..........................................   42
   4.21 Specific Performance.....................................   43
   4.22 Project Financing and Equipment Purchasing for...........   43
         Oak Ridge Project
   4.23 Maintenance of Closure Surety Bond.......................   44
   4.24 Computer Software........................................   44
   4.25 Waste Management Obligation..............................   44
   4.26 Purchase of Land.........................................   44
5. EMPLOYEES AND EMPLOYEE BENEFIT PLANS..........................   44
6. CONDITIONS PRECEDENT..........................................   47
   6.1  General..................................................   47
   6.2  Conditions to Obligations of Both Parties................   47
        6.2.1  HSR Act...........................................   47
        6.2.2  Consents..........................................   47
        6.2.3  No Injunction.....................................   48
        6.2.4  Simultaneous Sale and Purchase....................   48
   6.3  Conditions to Obligations of the Sellers.................   48
        6.3.1  Representations and Warranties of the Purchaser...   48
        6.3.2  Officer's Certificate.............................   48
        6.3.3  Opinion of Counsel................................   48
        6.3.4  Ancillary Agreements..............................   48
   6.4  Conditions to Obligations of Purchaser...................   48
        6.4.1  Representations and Warranties of the Sellers.....   48

        6.4.2  Officer's Certificate.............................   49
        6.4.3  Opinion of Counsel................................   49
        6.4.4  Resignations......................................   49
        6.4.5  Tax Certificate...................................   49
        6.4.6  Material Adverse Change...........................   49
        6.4.7  Deliveries........................................   49
        6.4.8  Ancillary Agreements..............................   50
7. INDEMNIFICATION...............................................   50
   7.1  Survival of Representations and Warranties...............   50
   7.2  Indemnification..........................................   50
        7.2.1  By the Sellers....................................   50
        7.2.2  By the Purchaser..................................   53
        7.2.3  Indemnification Procedures........................   54
        7.2.4  Tax Treatment of Indemnity Payment................   56
        7.2.5  Exclusivity of Indemnification Provision..........   56
        7.2.6  Waiver of Contribution............................   57
        7.2.7  Guaranty of Parent Corporation; Successor.........   57
                Indemnification Obligations
8. GENERAL PROVISIONS............................................   57
   8.1   Modification; Waiver....................................   57
   8.2   Entire Agreement........................................   57
   8.3   Certain Limitations.....................................   58
   8.4   Termination.............................................   58
   8.5   Expenses................................................   59
   8.6   Further Actions.........................................   59
   8.7   Post-Closing Access.....................................   59
   8.8   Notices.................................................   60
   8.9   Assignment..............................................   61
   8.10  No Third Party Beneficiaries............................   61
   8.11  Counterparts............................................   61
   8.12  Interpretation..........................................   61
   8.13  Governing Law...........................................   62
   8.14  Consent to Jurisdiction, etc............................   62
   8.15  Waiver of Jury Trial....................................   62
   8.16  Certain Definitions.....................................   63
   8.17  Severability............................................   63
   8.18  Specific Performance....................................   64

          PURCHASE AGREEMENT, dated as of March 29, 2000, between Chemical Waste Management Inc., a Delaware corporation ("CWM"), Rust International, Inc., a
                                          ---
Delaware corporation ("Rust"), CNS Holdings, Inc., a Delaware corporation
                       ----
("CNS"), and GTS Duratek, Inc., a Delaware corporation (the "Purchaser"),
  ---                                                        ---------
relating to the purchase and sale of all of the outstanding membership interests in Chem-Nuclear Systems L.L.C., a Delaware limited liability company ("Chem-
                                                                       ----
Nuclear"), and all of the shares of outstanding capital stock of Waste
-------
Management Federal Services, Inc., a Delaware corporation ("Federal Services").
                                                            ----------------
Each of CWM, Rust and CNS may also be referred to herein individually as a "Seller," and CWM, Rust and CNS may be referred to herein together as the
-------
"Sellers." Each of Chem-Nuclear and Federal Services may also be referred to
--------
herein individually as a "Company," and Chem-Nuclear and Federal Services may be
                          -------
referred to herein together as the "Companies."
                                    ---------

          WHEREAS, CWM owns 99% of the outstanding membership interests (the "Chem-Nuclear Interests") of Chem-Nuclear, and CNS owns 1% of the Chem-Nuclear
-----------------------
Interests;

          WHEREAS, Rust owns all of the outstanding capital stock (the "Federal
                                                                        -------
Services Shares") of Federal Services (the Federal Services Shares and the Chem-
---------------
Nuclear Interests being referred to herein collectively as the "Nuclear Services
                                                                ----------------
Shares"); and
------

          WHEREAS, each of CWM and CNS wishes to sell the Chem-Nuclear_Interests owned by it, Rust wishes to sell the Federal Services Shares, and the Purchaser wishes to purchase the Chem-Nuclear Interests and the Federal Services Shares.

          NOW, THEREFORE, the parties hereto agree as follows:

          1.  Sale and Purchase.
              -----------------

          1.1  Sale and Purchase of the Nuclear Services Shares.  Subject to the
               ------------------------------------------------
terms and conditions of this Agreement, at the Closing (as defined in Section 1.2), (i) CWM and CNS shall sell, and the Purchaser shall purchase, the Chem-Nuclear Interests, and (ii) Rust shall sell, and the Purchaser shall purchase, the Federal Services Shares, for an aggregate purchase price of $65.0 million (the "Initial Purchase Price"), payable as set forth below in Section 1.2 and
      ----------------------
subject to adjustment as provided in Section 1.2(c) and Section 1.3, and to be apportioned between the Chem-Nuclear Interests (such portion, the "Initial Chem-
                                                                   ------------
Nuclear Purchase Price"), and the Federal Services Shares (such portion, the
----------------------
"Initial Federal Services Purchase Price") and payable to CWM, CNS and Rust as
----------------------------------------
set forth in Schedule 1.1 hereto. Notwithstanding the foregoing, $10.0 million of the Initial Chem-Nuclear Purchase Price will be deposited into an escrow account with Wilmington Trust of Pennsylvania (the "Escrow Agent") as
                                                    ------------
escrow agent pursuant to the terms of the Escrow Agreement substantially in the form of Exhibit A hereto (the "Escrow Agreement").
        ---------              ----------------

          1.2  Closing.  The closing of the sale and purchase of the Nuclear
               -------
Services Shares (the "Closing") will take place at the offices of Debevoise &
                      -------
Plimpton, 875 Third Avenue, New York, New York 10022 at 10:00 A.M., New York time, on the date that is two business days after the satisfaction of the conditions set forth in Sections 6.2.1 and 6.2.2 or at such other date and time as the parties shall have agreed to in writing. Notwithstanding the foregoing, in no event shall the Closing occur prior to thirty (30) days after the date of this Agreement. The date on which the Closing shall occur is hereinafter referred to as the "Closing Date." At the Closing:
                    ------------

          (a) CWM, CNS and Rust shall deliver to the Purchaser certificates representing the Nuclear Services Shares that are certificated, accompanied by such stock powers and other documents and instruments as shall be necessary to vest full legal, record and beneficial title in the Nuclear Services Shares in the Purchaser, free and clear of any Liens (as hereinafter defined), other than Liens created by the Purchaser;

          (b) the Sellers shall also deliver to the Purchaser the following:

              (i) certificates representing the capital stock or other equity interests owned by the Companies in their subsidiaries; and

              (ii) a receipt for the payment of the Purchase Price made as contemplated by Section 1.2(c);

          (c) the Purchaser shall deliver, by wire transfers of immediately available funds:

              (i) to CWM and CNS, the Initial Chem-Nuclear Purchase Price, except for the funds to be deposited into escrow pursuant to Section 1.1, plus
(x) an amount equal to the excess of the sum of the estimated adjusted consolidated stockholders' equity of Chem-Nuclear and its subsidiaries, as determined in accordance with Section 1.3(e), as of the close of business on the Closing Date (the "Chem-Nuclear Estimated Adjusted Closing Stockholders
                   ----------------------------------------------------
Equity"), which estimate shall be prepared by CWM and CNS and delivered to the
-------
Purchaser at least three business days prior to the Closing, over $55,822,711, or minus (y) an amount equal to the excess of $55,822,711 over the Chem-Nuclear Estimated Adjusted Closing Stockholders Equity to the respective accounts previously designated by CWM and CNS to the Purchaser;

              (ii) to Rust, the Initial Federal Services Purchase Price, plus
(x) an amount equal to the excess of the estimated adjusted consolidated stockholders' equity of Federal Services and its subsidiaries, as determined in accordance with Section 1.3(e), as of the close of business on the Closing Date (the "Federal Services Estimated Adjusted Closing Stockholders Equity"), which
      ----------------------------------------------------------------
estimate shall be prepared by Rust and delivered to the Purchaser at least three business days prior to the Closing, over $21,645,876, or minus (y) an amount equal to the excess of $21,645,876 over the Federal Services Estimated Adjusted Closing Stockholders Equity, to the account previously designated by Rust to the Purchaser; and

               (iii) $10.0 million to the Escrow Agent pursuant to the Escrow Agreement.

          1.3  Purchase Price Adjustments.
               --------------------------

          (a) Within 90 days after the Closing Date, the Sellers will prepare and deliver to the Purchaser unaudited consolidated balance sheets of each of Chem-Nuclear and its subsidiaries and Federal Services and its subsidiaries, in each case as of the close of business on the Closing Date (the "Closing Balance
                                                                ---------------
Sheets"), which shall be prepared on the basis of United States generally
------
accepted accounting principles ("GAAP"), except to the extent that the unaudited
                                 ----
consolidated balance sheets as of September 30, 1999 of each of Chem-Nuclear and its subsidiaries and Federal Services and its subsidiaries (the "Offer Balance
                                                                 -------------
Sheets") were not prepared in accordance with GAAP (which exceptions to GAAP are
------
disclosed in Section 2.6 of the Disclosure Letter), applied on a basis consistent with the application of GAAP, subject to such exceptions, in the preparation of the Offer Balance Sheets, and except as otherwise provided in
Section 1.3(a) of the Disclosure Letter. The Purchaser shall cause each of the Companies and its subsidiaries and their respective employees (i) to assist the Sellers in the preparation of the Closing Balance Sheets and (ii) to provide the Sellers on-site access at all reasonable times to the personnel, properties, books and records of each of the Companies and its subsidiaries necessary for the preparation of the Closing Balance Sheets until final resolution of all matters in dispute under this Section 1.3.

          (b) During the 60-day period following the date of Purchaser's receipt of the Closing Balance Sheets, the Purchaser and its accountants will be permitted to review the working papers of the Sellers relating to the Closing Balance Sheets, provided that the Purchaser and its accountants execute and deliver a confidentiality agreement, reasonably satisfactory to the Sellers, and adhere to whatever procedures the Sellers reasonably request to safeguard confidential, non-public or privileged information relating to the Sellers or any of their respective subsidiaries. The Closing Balance Sheets will become final and binding upon the parties on the sixtieth day following the date of delivery thereof, unless the Purchaser delivers a written notice (the "Purchaser's Notice") to the Sellers prior to such sixtieth day which specifies
-------------------
in reasonable detail the amount by which and the reasons why it believes particular line items in either or both of the Closing Balance Sheets either (i) contain mathematical errors, (ii) contain errors or misstatements, or (iii) were not prepared in accordance with the methodology specified in the first sentence of Section 1.3(a) and Section 1.3(e). The Purchaser's Notice shall not specify any basis for disagreement with the Closing Balance Sheets other than as set forth in the preceding sentence.

          (c) If the Purchaser delivers a Purchaser's Notice in accordance with
Section 1.3(b), then the parties shall, during the 30-day period beginning on the date of the Sellers' receipt of the Purchaser's Notice, seek in good faith to resolve in writing any differences which they may have with respect to the matters specified in the Purchaser's Notice. If the Purchaser and the Sellers are unable to resolve all of the Purchaser's objections within such 30-day period, then such unresolved objections shall be submitted to the New York office of Deloitte & Touche LLP (the "Third Party Accountant") for review and
                                      ----------------------
final and binding resolution of any and all matters which remain in dispute and which were properly included in the Purchaser's Notice. The Sellers and the Purchaser shall use reasonable efforts to cause the Third Party Accountant to render a decision resolving the matters in dispute within 30 days following the submission of such matter to the Third Party Accountant for decision following such briefing and other procedures as the Third Party Accountant shall establish. The Sellers and the Purchaser agree that judgment may be entered upon the determination of the Third Party Accountant in any court having jurisdiction over the party against which such determination is to be enforced. The fees and expenses of the Third Party Accountant shall be borne 50% by the Sellers and 50% by the Purchaser.

          (d) Within 10 days after (x) the Closing Balance Sheets become final pursuant to Section 1.3(b) or (y) the parties reach agreement pursuant to
Section 1.3(c) or (z) the Third Party Accountant renders its decision pursuant to Section 1.3(c), whichever occurs first, a final adjustment to the Initial Purchase Price will be made as follows:

             (i) if the sum of the amount of adjusted consolidated stockholders' equity of Chem-Nuclear and its subsidiaries, plus the amount of adjusted consolidated stockholders' equity of Federal Services and its subsidiaries, in each case as shown on the Closing Balance Sheets as finally determined pursuant to Section 1.3(b) or (c) ("Aggregate Final Adjusted Stockholders Equity")
                           --------------------------------------------
exceeds the sum of the Chem-Nuclear Estimated Adjusted Closing Stockholders Equity and the Federal Services Estimated Adjusted Closing Stockholders Equity ("Aggregate Estimated Adjusted Stockholders Equity"), by $50,000 or more, then
  ------------------------------------------------
the Purchaser shall pay to the Sellers the amount of such excess, by wire transfer of immediately available funds to the account or accounts designated by the Sellers, and

             (ii) if the Aggregate Final Adjusted Stockholders Equity is less than the Aggregate Estimated Adjusted Closing Stockholders Equity by $50,000 or more, then the Sellers shall pay to the Purchaser the amount of such deficit, by wire transfer of immediately available funds to the account or accounts designated by the Purchaser.

          The parties agree that any difference between Aggregate Final Adjusted Stockholders Equity and Aggregate Estimated Adjusted Stockholders Equity that is less than $50,000 shall not give rise to any obligation to make a payment pursuant to this Section 1.3.

          (e) For purposes of Sections 1.2(c) and 1.3, "adjusted consolidated stockholders' equity" shall be determined in accordance with GAAP (except to the extent that the Offer Balance Sheets were not prepared in accordance with GAAP, as reflected in Section 2.6 of the Disclosure Letter), applied on a basis consistent with the application of GAAP in the preparation of the Offer Balance Sheets, and except as otherwise specified in Section 1.3(a) of the Disclosure Letter. The parties agree that, except as otherwise specified in Section 1.3(a) of the Disclosure Letter, the adjustment contemplated by Sections 1.2(b) and 1.3 is intended to show the change, if any, of the sum of the consolidated stockholders' equity of Chem-Nuclear and its subsidiaries, plus the consolidated stockholders' equity of Federal Services and its subsidiaries, from the date of the Offer Balance Sheets to the close of business on the Closing Date, and that, except as otherwise specified in Section 1.3(a) of the Disclosure Letter, such change is to be determined by calculating the consolidated stockholders' equity in the same way, using the same methodologies and accounting practices (including with respect to determining estimates and allowances) at both dates. The scope of the disputes to be resolved by the Third Party Accountant is limited to whether such calculations comply with the preceding sentence, and whether there were mathematical errors or other errors or misstatements in the Closing Balance Sheets, and the Third Party Accountant is not to make any other determination.

          (f) Notwithstanding anything in this Agreement to the contrary, any matter which is the subject of an adjustment, or claimed adjustment, to the Initial Purchase Price pursuant to this Section 1.3, or which would have been the subject of such an adjustment but for the $50,000 thresholds set in Section 1.3(d), may not be asserted by the Purchaser as an alleged misrepresentation or breach of any warranty or covenant in this Agreement.

          2.  Representations and Warranties of the Sellers.  The Sellers,
              ---------------------------------------------
jointly and severally, represent and warrant to the Purchaser that, except as set forth in the Disclosure Letter, dated the date of this Agreement (the "Disclosure Letter"), from the Sellers to the Purchaser:
------------------

          2.1  Corporate Status and Authority.  Each Seller is a corporation
               ------------------------------
duly incorporated, validly existing and in good standing under the laws of the State of Delaware, the jurisdiction of incorporation for each, and has the corporate power and authority to execute and deliver this Agreement, the Escrow Agreement and the Loan Agreement (as hereinafter defined) (the Escrow

Agreement and the Loan Agreement shall be referred to herein as the "Ancillary
                                                                     ---------
Agreements") and perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements by each Seller and the performance of such Seller's obligations hereunder and thereunder have been duly authorized by such Seller's board of directors, and by the board of directors or executive committee of Waste Management, Inc., which constitutes all necessary corporate action on the part of such Seller or any affiliate of such Seller for such authorization. This Agreement and, as of the Closing, the Ancillary Agreements have been duly executed and delivered by each Seller and constitute the valid and binding obligations of such Seller, enforceable against such Seller in accordance with their terms, except as limited by laws affecting the enforcement of creditor's rights generally or by general equitable principles.

          2.2   No Conflicts; Consents and Approvals, etc.
                -----------------------------------------

          (a) The execution and delivery of this Agreement and the Ancillary Agreements by each Seller and the performance of its obligations hereunder and thereunder will not result in (i) any conflict with or violation of such
                               -
Seller's certificate of incorporation or by-laws, as amended or restated to date, (ii) subject to obtaining the consents referred to in Section 2.2(b), any breach or violation of or default (or give rise to any right of termination, cancellation or acceleration) under any law, statute, rule, regulation, judgment, order, writ, injunction, decree, license, permit or other governmental authorization or any mortgage, lease, agreement, deed of trust, note, bond, indenture, lien or any other instrument to which such Seller or Chem-Nuclear or Federal Services or any of their respective subsidiaries is a party or by which any of them or their respective properties or assets are bound, or (iii) the creation or imposition of any liens, security interests, adverse claims, pledges, charges or encumbrances ("Liens") other than Liens created by or
                                   -----
resulting from the actions of the Purchaser or any of its affiliates, except in the case of (ii) and (iii) above for such breaches, violations or defaults and such Liens which would not, individually or in the aggregate, have a material adverse effect on the business, assets, liabilities, operations, financial condition or results of operations of Chem-Nuclear and Federal Services and their subsidiaries taken as a whole (a "Material Adverse Effect").
                                        -----------------------

          (b) No consent, approval or authorization of or filing with any third party or any governmental authority is required on the part of either Seller or Chem-Nuclear or Federal Services or any of their respective subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except (i) filings required with
                                                 -
respect to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR
                                                                          ---
Act") and (ii) filings, consents or approvals which, if not made or obtained,
---
would not have a Material Adverse Effect.

          2.3  Corporate Status of the Companies.  Chem-Nuclear is a limited
               ---------------------------------
liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. Federal Services is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of the Companies has all requisite limited liability company or corporate power and authority to conduct its business and to own or lease its properties and assets, as now conducted, owned or leased. Each of the Companies is duly qualified to do business in each jurisdiction set forth in Section 2.3 of the Disclosure Letter, which jurisdictions represent all of the jurisdictions where each of the Companies is required to be qualified as the result of the location of its assets or the conduct of its business, except where the failure to be so qualified would not have a Material Adverse Effect. True and correct copies of the organizational documents of the Companies, as amended to the date hereof, including without limitation the charter, by-laws or operating agreement, as applicable, have been made available to the Purchaser and such documents are in full force and effect. None of the Companies is in violation, breach or default of any of the provisions of its organizational documents. Except for the services provided by any Seller or any Non-Company Affiliate to any Company or its subsidiaries which are listed in Section 2.18 of the Disclosure Letter, all of the business of Waste Management Nuclear Services, which includes the Federal Services Division, the Commercial Services Division and the Commercial Disposal Division (as described in the Waste Management Nuclear Services Confidential Information Memorandum dated October 1999) is conducted through the Companies and their subsidiaries.

          2.4   Capitalization.  The authorized capital stock of Federal
                --------------
Services consists of 1,000 shares of common stock, par value $1 per share, one hundred (100) of which are issued and outstanding and owned by Rust, free and clear of all Liens, other than created by this Agreement. Of the outstanding limited liability company interests in Chem-Nuclear, 99 percent are owned by CWM and one percent are owned by CNS, in each case free and clear of all Liens, other than created by this Agreement. The Nuclear Services Shares have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights. The Nuclear Services Shares comprise all of the issued and outstanding equity interests of the Companies. There are no outstanding options, warrants, conversion or other rights or agreements of any kind (other than this Agreement) for the purchase or acquisition from, or the sale or issuance by, either Seller or any of the Companies of any membership interests or shares of capital stock of any of the Companies, and no authorization therefor has been given. There are no voting agreements, voting trusts, proxies or other agreements or understandings that are currently in effect or that are currently contemplated with respect to the voting of any membership interests or capital stock of the Companies. There are no agreements, instruments, understandings, orders or decrees that would restrict the transfer by the Sellers of the Nuclear Services Shares pursuant to this Agreement.

          2.5  Subsidiaries.
               ------------

          (a) Each of the subsidiaries of Chem-Nuclear and each of the subsidiaries of Federal Services is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to conduct its business and to own or lease its properties and assets, as now conducted, owned or leased, and is duly qualified to do business in each jurisdiction set forth in Section 2.5 of the Disclosure Letter, which jurisdictions represent all of the jurisdictions where each of the subsidiaries is required to be qualified as the result of the location of its assets or the conduct of its business, except where the failure to be so qualified would not have a material adverse effect on such subsidiary. Section 2.5 of the Disclosure Letter identifies each subsidiary of the Companies and, with respect thereto, sets forth (i) the authorized capital stock, (ii) the number of issued and outstanding shares of capital stock and (iii) the record ownership as of the date of this Agreement of the capital stock or other equity interests. True and correct copies of the organizational documents of the subsidiaries of the Companies, as amended to the date hereof, including without limitation the charter and by-laws, have been made available to the Purchaser and such documents are in full force and effect. None of the subsidiaries of the Companies is in violation, breach or default of any of the provisions of its organizational documents.

          (b) The authorized capital stock, the issued and outstanding shares and the record ownership of the capital stock of each of the subsidiaries of Chem-Nuclear and each of the subsidiaries of Federal Services is as set forth in
Section 2.5 of the Disclosure Letter. All such issued and outstanding shares are owned directly or indirectly by Chem-Nuclear or Federal Services, free and clear of all Liens, and have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights. There are no outstanding options, warrants, conversion or other rights or agreements of any kind for the purchase or acquisition from, or the sale or issuance by, either of Chem-Nuclear or Federal Services, or any of such subsidiaries of any shares of capital stock of any of such subsidiaries, and no authorization therefor has been given. There are no voting agreements, voting trusts, proxies or other agreements or understandings that are currently in effect or that are currently contemplated with respect to the voting of any capital stock of the Companies' subsidiaries.

          (c) Neither Chem-Nuclear nor Federal Services nor any of their respective subsidiaries has any equity interest or investment in any person.

          2.6  Financial Statements.  The Sellers have made available to the
               --------------------
Purchaser complete and correct copies of the unaudited consolidated balance sheets and related consolidated statements of income and cash flows of Chem-Nuclear and its subsidiaries and of Federal Services and its subsidiaries as of, and for the years ending, December 31, 1997 and 1998 and as of, and for the nine months ending September 30, 1999 (collectively, the "Financial Statements").
                                                     --------------------
The balance sheets of Chem-Nuclear and its subsidiaries and Federal Services and its subsidiaries at September 30, 1999 are included in

Section 2.6 of the Disclosure Letter. The Financial Statements present fairly in all material respects the financial condition and results of operations of each of the Companies and its subsidiaries on a consolidated basis as of the dates and for the periods indicated, and have been prepared in accordance with GAAP (except that the Financial Statements have been presented without any notes thereto, and the interim financial statements included in the Financial Statements do not include period-end adjustments) and on a basis consistent with that of preceding accounting periods. The income statements included in the Financial Statements reflect all material costs and expenses incurred, during the periods covered by such income statements, in connection with the operation of the respective businesses to which such income statements relate, except for the costs of the services rendered by the Sellers and other Non-Company Affiliates described in Section 2.18 of the Disclosure Letter.

          2.7  Absence of Undisclosed Liabilities.  Except for liabilities
               ----------------------------------
reflected or reserved against in the Financial Statements, none of the Companies and their subsidiaries has any liabilities, whether known or unknown, absolute, accrued, contingent or otherwise, other than (i) liabilities that will be reflected on the Closing Balance Sheets, (ii) liabilities incurred in the ordinary course of business consistent with past practice since September 30, 1999 and which would not reasonably be expected to have a Material Adverse Effect, and (iii) other liabilities or obligations which, individually or in the aggregate, would not have a Material Adverse Effect.

          2.8  Real Property; Assets.
               ---------------------

          (a) Section 2.8 of the Disclosure Letter lists all material items of real property either owned by the Companies or any of their respective subsidiaries (the "Owned Real Property") or leased by the Companies or any of
                   -------------------
their respective subsidiaries (the "Leased Real Property").  The Companies or
                                    --------------------
their respective subsidiaries have good and marketable title to the Owned Real Property listed on Section 2.8 of the Disclosure Letter and valid leasehold interests in the Leased Real Property listed on Section 2.8 of the Disclosure Letter, in each case, free and clear of all Liens, except for (i) Liens for taxes and other governmental charges and assessments which are not yet due and payable or which are being contested in good faith by appropriate proceedings,
(ii) Liens of carriers, warehousemen, mechanics and materialmen and other like Liens arising in the ordinary course of business and as to which adequate reserves have been established in the Financial Statements to the extent required by GAAP, (iii) easements, rights of way, title imperfections and restrictions, zoning ordinances and other similar encumbrances affecting the real property that do not, individually or in the aggregate, materially adversely impair the continued use as currently conducted of the real property as to which they relate, (iv) statutory Liens in favor of lessors arising in connection with any property leased to the Companies or their subsidiaries and that do not, individually or in the aggregate, materially adversely impair the continued use as currently conducted of the real property as to which they relate, (v) Liens reflected in the Financial Statements or arising under the Contracts disclosed pursuant to
Section 2.9 and that do not, individually or in the aggregate, materially adversely impair the continued use as currently conducted of the real property to which they relate, and (vi) any other Liens which do not materially interfere with the current use of properties affected thereby ("Permitted Liens").
                                                      ---------------
Existing public utility services (including, without limitation, all applicable electric lines, sewer and water lines, gas and telephone lines) necessary to the continued use as currently conducted of any Owned Real Property or Leased Real Property are available to service each such property.

          (b) Each lease (including any option to purchase contained therein) pursuant to which the Companies or any of their respective subsidiaries leases any Leased Real Property listed on Section 2.8 of the Disclosure Letter (the "Leases") is in full force and effect and, to the knowledge of the Sellers, is
-------
enforceable against the landlord which is party thereto in accordance with its terms. There exists no material default or event of default (or any event that with notice or lapse of time or both would become a material default) on the part of the Companies or any of their respective subsidiaries under any Leases, or to the knowledge of the Sellers, any other party thereto. The Sellers have made available to the Purchaser complete and correct copies of all Leases including all amendments thereto. None of the Companies or any of their respective subsidiaries has received any notice of any default under any lease by which it leases any Leased Real Property nor any other termination notice with respect thereto.

          (c) Each Company or its subsidiaries have legal and beneficial ownership of all of their respective tangible personal property and assets included in the Offer Balance Sheet relating to such Company and all personal property acquired by each Company or its subsidiaries since the date thereof except for properties and assets disposed of in the ordinary course of business since the date of such Offer Balance Sheet, in each case, free and clear of all Liens other than Permitted Liens. The Companies and their subsidiaries own or have the right to use all of the properties and assets necessary for the conduct of their business as currently conducted (the "Business"). Each tangible asset
                                               --------
owned by the Companies or their subsidiaries is in such condition and repair (subject to normal wear and tear) as is suitable for its current use, except for such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

          2.9  Contracts.  Section 2.9 of the Disclosure Letter lists all
               ---------
agreements, contracts and commitments of the following types to which any Company or its subsidiaries is a party or by which any Company or its subsidiaries or any of their respective properties is bound as of the date hereof and will be bound following the Closing (other than real property leases and labor or employment-related agreements, which are provided for in Sections
2.8 and

2.10, respectively): (a) joint venture, partnership, management and development agreements, (b) mortgages, indentures, loan or credit agreements, pledge agreements, security agreements and other agreements and instruments relating to the borrowing of money or extension of credit in any case in excess of $100,000, (c) facilities or operating agreements relating to facilities owned by third parties and operated by any Company or any subsidiary thereof, (d) waste disposal or waste services contracts which are not cancelable by any Company or any of its subsidiaries on notice of 60 days or less without premium or penalty and which require the payment by or to any Company or any of its subsidiaries after the date hereof of more than $100,000; (e) other agreements, contracts and commitments which are not cancelable by any Company or any of its subsidiaries on notice of 60 days or less without premium or penalty and which require payment by or to such Company or any of its subsidiaries after the date hereof of more than $100,000; (f) each contract, commitment or arrangement restricting any of the Companies or their subsidiaries or employees from engaging in business or from competing in any line of business with any other parties; (g) each contract, agreement or arrangement to which the Companies or their subsidiaries is a party for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other person or entity; (h) each outstanding performance bond which have been delivered to any person or entity in connection with the business and operations of the Companies and their subsidiaries; (i) each existing agreement, option, commitment or right with, to or in any third party to acquire any assets or properties, real or personal, or any interest therein, of the Companies or their subsidiaries having a value in excess of $100,000; (j) each contract creating a Lien other than a Permitted Lien; (k) each contract relating to capital expenditures in excess of $100,000;
(l) each executory contract for the purchase or sale of real property or any business or line of business or for any merger or consolidation; (m) each contract with any governmental authority which is not cancelable by any Company or any of its subsidiaries on notice of 60 days or less without premium or penalty and which requires payment by or to such Company or any of its subsidiaries after the date hereof of more than $100,000; (n) each contract, subcontract or other agreement between the Companies or their subsidiaries and a prime contractor under a government contract which is not cancelable by any Company or any of its subsidiaries on notice of 60 days or less without premium or penalty and which requires payment by or to such Company or any of its subsidiaries after the date hereof of more than $100,000; (o) each contract involving the settlement of any litigation or litigation threatened involving in excess of $100,000; and (p) each contract that would prohibit or restrict the Companies' or their subsidiaries' ability to declare or pay dividends or to repurchase or redeem the Companies' or their subsidiaries equity interests.
Section 2.9 of the Disclosure Letter lists all outstanding written proposals made by any Company or any of its subsidiaries on or prior to the date hereof that on their face reflect services to be performed (if awarded) by any Company or any of its subsidiaries after the date hereof with a value in excess of $100,000. The Sellers have made available to the Purchaser full and complete copies of all of the contracts and proposals listed in Section 2.9 of the Disclosure

Letter. Each such contract is a valid and binding agreement of a Company or one of its subsidiaries and, to Sellers' knowledge, the other party or parties thereto and is in full force and effect. No Company nor any of its subsidiaries nor, to the knowledge of the Sellers, any other person is in default or has failed to comply with or perform its obligations under any of the contracts listed in Section 2.9 of the Disclosure Letter, except for such defaults or failures to comply or perform which would not, individually or in the aggregate, have a Material Adverse Effect. During the past three years, no Company nor any subsidiary has received written notice of any stop work order, suspension of work order, show cause order, proposed termination for default or convenience with respect to any contract, or written notice of proposed debarment or suspension from contracting with any governmental authority. During the past three years, no principal (as defined in 48 C.F.R. 52.209-5(a)(2)) of any Company or its subsidiaries has received written notice of proposed debarment or suspension from contracting with any governmental authority. During the past five years, no Company nor any of their respective subsidiaries has received any still outstanding written claim, credit, proposed disallowance of costs, request for equitable adjustment or request for contract funding, price or schedule adjustment or change order between any of the Companies or their subsidiaries and any of their customers or suppliers, nor to the Sellers' knowledge is any threatened, except for such outstanding or threatened claims, credits, proposed disallowances, requests or change orders that, individually or in the aggregate, would not have a Material Adverse Effect.

          2.10  Employment Agreements and Benefits, etc.
                ---------------------------------------

          2.10.1  Employment Agreements and Plans.  Section 2.10 of the
                  -------------------------------
Disclosure Letter lists all written agreements, contracts and commitments of the following types to which any Company or any of its subsidiaries is a party: (a) material employment and consulting agreements (including severance and retention agreements), (b) labor and collective bargaining agreements and (c) profit sharing, pension, retirement, bonus, incentive compensation, stock option, stock purchase, deferred compensation, retirement, severance, welfare or other written material employee benefit plans, agreements, contracts or commitments for the benefit of the employees of such Company or its subsidiaries, including such plans of either Seller or any affiliate of such Seller covering employees of such Company or any of its subsidiaries or plans in which employees of such Company or any of its subsidiaries participate (hereinafter referred to as "Plans"). The Companies and their subsidiaries are not in default with regard
------
to any of such plans, agreements, contracts or commitments, except for such defaults as would not, individually or in the aggregate, result in a Material Adverse Effect. The Companies and their subsidiaries are in compliance in all material respects with applicable laws relating to the employment of labor including, without limitation, the provisions thereof relating to wages, hours, collective bargaining and the payment of social security and taxes and is not liable for any arrears of wages or any material tax or penalty for failure to comply with any of the foregoing. There are no claims, cases, charges of discrimination or controversies pending or, to the best knowledge of Sellers, threatened between the Companies and their subsidiaries and any of their employees or labor unions or other collective bargaining units representing any of their employees. No unfair labor practice complaints have been filed against the Companies or their subsidiaries with the National Labor Relations Board nor has the Companies or their subsidiaries received any notice or communication reflecting an intention or threat to file any such complaint. As of the date hereof, (a) no material strikes, slowdowns, lockouts or work stoppages or material labor arbitrations, grievances or disputes involving any of the employees of the Companies or their subsidiaries or against the Companies or their subsidiaries are pending or, to Sellers' knowledge, are threatened and (b) to Sellers' knowledge, (i) there is no organizational activity underway at the Companies or their subsidiaries and (ii) no labor representative holds bargaining rights.

          2.10.2  ERISA and Other Compliance.  Plans in which any employee or
                  --------------------------
former employee (or any beneficiary of any of them) of the Companies or any of their subsidiaries is entitled to participate and in which any employee or former employee of only entities that would be treated as a single employer with the Companies and their subsidiaries under section 414(b) or (c) of the Internal Revenue Code of 1986, as amended (the "Code"), participate shall herein be
                                       ----
referred to as "WMI Plans".  Plans in which any employee or former employee (or
                ---------
any beneficiary of any of them) of the Companies or any of their subsidiaries is entitled to participate and in which any employee or former employee of any entity that would not be treated as a single employer with the Companies and their subsidiaries under section 414(b) or (c) of the Code participates shall herein be referred to as "Non-WMI Plans". All WMI Plans and, to the knowledge
                          -------------
of the Sellers, all Non-WMI Plans comply in all material respects with the requirements of applicable law. There are no pending or threatened investigations, proceedings or other matters concerning the WMI Plans before the Internal Revenue Service ("IRS"), the Department of Labor, the Pension Benefit
                           ---
Guaranty Corporation ("PBGC") or any other forum, other than determination
                       ----
letter applications filed with the IRS in the normal course of operating the Plans. No Plan (other than a Non-WMI Plan) to which either Seller or any member of the same controlled group of corporations as such Seller within the meaning of section 4001(a)(3) of ERISA contributes and which is subject to Part 3 of Subtitle B of Title I of ERISA has incurred any "accumulated funding deficiency" within the meaning of section 302 of ERISA or section 412 of the Code and no material liability (other than for annual premiums) to the Pension Benefit Guaranty Corporation has been incurred by any Company or any of its subsidiaries with respect to any such plan. No Seller and no Company nor any of its subsidiaries, nor any director, officer, employee, agent or representative of Sellers or of the Companies or any of their subsidiaries, nor any fiduciary of any Plan has engaged in a transaction in connection with any of the Plans which would subject the Companies or any of their subsidiaries to a material civil penalty assessed pursuant to Section 502(i) of ERISA, or a material tax imposed by Section 4975 of the Code, with respect to any WMI Plan. No Company nor any of its subsidiaries has withdrawn at any time within the preceding six years from any multiemployer plan, as defined in section 3(37) of ERISA, which would subject the Companies or any of their subsidiaries to liability. There are no material pending or, to the knowledge of the Sellers, threatened claims by or on behalf of any WMI Plans or, to the knowledge of the Sellers, any Non-WMI Plan or by any participants or beneficiaries involving any WMI Plan or, to the knowledge of the Sellers, any Non-WMI Plan (other than in each case routine claims for benefits). All contributions required to have been made by any Company or any of its subsidiaries to any Plan under the terms of such Plan or pursuant to any applicable collective bargaining agreement or applicable law (including, without limitation, ERISA and the Code) have been made within the time prescribed by any such Plan, agreement or law. Neither Sellers, the Companies or their subsidiaries nor any fiduciary of any Plan has given notice to any fiduciary liability insurer of any claims or potential claims in connection with any of the WMI Plans which would subject the Companies or their subsidiaries to material liability.

          2.10.3  Tax Qualification.  Each WMI Plan and, to the knowledge of
                  -----------------
Sellers, each Non-WMI Plan intended to be qualified under section 401(a) of the Code, and the trust (if any) forming a part thereof, has received a favorable determination letter from the IRS (or, through at least December 31, 2000, the "remedial amendment period" for the plan's effective date has not ended) as to its qualification under the Code and to the effect that each such trust is exempt from taxation under section 501(a) of the Code, and, to either Seller's knowledge, nothing has occurred since the date of such determination letter that will adversely affect such qualification or tax-exempt status.

          2.10.4  Post-Retirement Medical Plans.  Neither the Companies nor any
                  -----------------------------
of their subsidiaries have any liability for any retiree medical benefits for any employee, former employee, or their beneficiaries, under any WMI Plans, and to the knowledge of Sellers, under any Non-WMI Plans, other than as required by
Section 601 of ERISA or Section 4980B of the Code.

          2.10.5  Golden Parachutes.  No amount that could be received by
                  -----------------
(whether in cash or property or the vesting of property), or benefit provided to, any officer, director or employee of the Companies or any of their subsidiaries who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or WMI Plan currently in effect would be an "excess parachute payment" (as such term is defined in
Section 280G(b)(1) of the Code). No such person is entitled to receive any additional payment from the Companies, their subsidiaries, the Purchaser, or any other person (a "Parachute Gross Up Payment") in the event that the excise tax
                 --------------------------
of Section 4999(a) of the Code is imposed on such person. The Board of Directors of the Companies has not granted to any officer, director or employee of the Companies or any of their subsidiaries any right to receive any Parachute Gross Up Payment.

          2.10.6  Multi-Employer Plans.
                  --------------------

          (a) Neither the Companies nor any of their subsidiaries is a contributor or party to any pension plan or welfare benefit plan that is a Multiemployer Plan within the meaning of section 4001(a)(3) of ERISA. Neither the Companies nor any of their subsidiaries currently has an obligation or liability to make withdrawal liability (as defined in section 4201(a) of ERISA), shortfall liability, or any other post-withdrawal contributions or payments to any Multiemployer Plan. Neither the Companies nor any of their subsidiaries is delinquent in making any contributions required to be paid to any Multiemployer Plan. There is no pending or, to the knowledge of the Sellers, threatened dispute between the Companies, or any of their subsidiaries, and any Multiemployer Plan concerning payment of contributions or payment of withdrawal liability payments.

          (b) Neither the Companies nor any of their subsidiaries has received any notice of any failure by a Multiemployer Plan to satisfy the minimum funding requirements of Section 412 of the Code, or of any application for or receipt of a waiver of such minimum funding requirements with respect to any Multiemployer Plan.

          (c) Purchaser shall not acquire, assume, or become responsible for any withdrawal liability imposed by any Multiemployer Plan (or, with respect to each multiemployer welfare benefit plan, any post-withdrawal liability or contribution obligation imposed by such Plan) upon the Companies or any member of the controlled group of which either of the Companies is a member, (i) arising from the transactions contemplated by this Agreement, or (ii) arising or resulting from a complete or partial withdrawal incurred or experienced by the Companies or any member of the controlled group of which either of the Companies is a member prior to Closing. Purchaser shall have no obligation to indemnify or hold harmless the Sellers, the Companies or any member of the controlled group of which either of the Sellers or the Companies is a member for any such withdrawal liability imposed by any Multiemployer Plan.

          2.11  Intellectual Property.  Section 2.11 of the Disclosure Letter
                ---------------------
lists all trademarks, copyrights, trade names, service marks, patents, applications in respect thereof and similar intangible rights used by any Company or any of its subsidiaries. For purposes hereof "Intellectual Property"
                                                          ---------------------
means all (i) items identified in Section 2.11 of the Disclosure Letter, (ii) patentable inventions, discoveries, improvements, ideas, know-how, formula, methodology, processes and technology, (iii) computer software, (iv) trade secrets, including confidential and other non-public information and the right to limit the use or disclosure thereof and (v) claims or causes of action arising out of or relating to infringement or misappropriation of any of the foregoing owned or used by the Companies or their subsidiaries. The Companies or their subsidiaries own, free and clear of all Liens other than Permitted Liens, or have the right to use, the Intellectual Property that is necessary to the business of the Companies or their subsidiaries as currently conducted, or as proposed to be conducted pursuant to pending written customer proposals or pending contract bids. The Intellectual Property of the Companies and their subsidiaries constitutes sufficient intellectual property rights for the Companies and their subsidiaries to conduct their business as currently conducted. To the knowledge of either Seller, no Company nor any of its subsidiaries has infringed the intellectual property rights of any other person or entity and no Company nor any of its subsidiaries has received any notice or claim that it is infringing on the intellectual property rights of any person and no Seller has knowledge of any infringement by any person of the Intellectual Property. To the Sellers' knowledge, the trademarks, service marks and patents listed on Section 2.11 of the Disclosure Letter are valid, subsisting and enforceable and there is no pending or threatened action, suit or proceeding that in any way calls into question the ownership, validity, enforceability or use of any of such Intellectual Property.
Section 2.11 of the Disclosure Letter sets forth a complete and correct list, as of the date hereof, of all material written licenses to which any Company or any of its subsidiaries is a party, pursuant to which (x) such Company or such subsidiary permits any person or entity to use any of the Intellectual Property, or (y) any person or entity permits such Company or such subsidiary to use any trademarks, service marks, trade names, copyrights or patents not owned by such Company or any of its subsidiaries except for off-the-shelf software licenses (collectively, "Licenses"). The Sellers have made available to the Purchaser
                ---------
complete and correct copies of the Licenses listed in Section 2.11 of the Disclosure Letter. No Company nor any of its subsidiaries, nor, to either Seller's knowledge, any other party thereto, is in default under any License, and each License is in full force and effect as to each Company or any of its subsidiaries party thereto, and to either Seller's knowledge, as to each other party thereto, except for such defaults and failures to be so in full force and effect as, individually and in the aggregate, would not have a Material Adverse Effect.

          2.12  Governmental Authorizations; Compliance with Law.  The Companies
                ------------------------------------------------
or their respective subsidiaries, as required, hold all licenses, permits and other governmental authorizations necessary to conduct their businesses as now conducted or as proposed to be conducted, except where the failure to own or possess and hold such licenses, permits and other authorizations would not have a Material Adverse Effect (the "Material Licenses"), and set forth in Section
                                -----------------
2.12 of the Disclosure Letter is a list of all such Material Licenses. The Sellers have made available for the Purchaser true, correct and complete copies of all Material Licenses. Each of the Companies and each of their subsidiaries has complied with each, and is not in violation of any, law, statute, rule, regulation, judgment, order, decree, license, permit, concession, franchise or other governmental authorization or approval to which it or its business is subject, except where the failure to be in compliance would not have a Material Adverse Effect. No Company nor any of its subsidiaries has received any notice of any violation of any law, statute, rule, regulation, judgment, order, decree, license, permit, concession, franchise or other governmental authorization or approval applicable to it or to any of its properties, except for violations which would not have a Material Adverse Effect. No proceedings are pending or, to the knowledge of the Sellers, threatened to revoke or limit the scope of any licenses, permits or other governmental authorizations. This Section 2.12 does not relate to employee benefits matters, which are the subject of Section 2.10, tax matters, which are the subject of Section 2.14, or environmental matters, which are the subject of Section 2.16.

          2.13  Litigation.  There are no judicial or administrative actions,
                ----------
suits, proceedings, arbitrations or investigations pending or, to the knowledge of either Seller, threatened against the Sellers or against the Companies or any of their subsidiaries which (i) would have a Material Adverse Effect, or (ii) question the validity of this Agreement or any action taken or to be taken by the Sellers or by the Company or any of their subsidiaries in connection herewith or which seeks to prohibit, restrict or delay consummation of the transactions contemplated under this Agreement. Neither the Companies or their subsidiaries, nor their assets, properties or business, is subject to any judgment, order, writ, injunction or decree of any court, governmental agency or arbitration tribunal. Neither the Sellers, the Companies nor their subsidiaries is subject to any judgment, decree, injunction, ruling or order of any court, applicable governmental authority or arbitrator which could prohibit, restrict or delay consummation of the transactions contemplated by this Agreement. To the knowledge of the Sellers, no audit, investigation or enforcement proceeding of a criminal, civil or administrative nature by any audit, investigative or enforcement agency of any government (including any written notice of qui tam action brought under the Civil False Claims Act) is pending against any of the Companies or their subsidiaries.

          2.14  Taxes.
                -----

          (a) Each Company, each of its subsidiaries and, with respect to the conduct of the business and the ownership of the assets of each Company and its subsidiaries, each affiliated, consolidated combined or unitary tax group of which any Company or any of its subsidiaries has been a member (an "Affiliated
                                                                    ----------
Group"), have timely and accurately filed (or will timely and accurately file)
-----
all material federal, state, local and foreign Tax returns, reports and declarations required to be filed by such entity on or prior to the Closing Date, (b) all Taxes shown as due thereon or claimed to be due by any taxing authority with respect to such Tax returns, reports and declarations, whether or not shown as due thereon, have been paid or are being contested in good faith by appropriate proceedings, (c) each of the Companies and their subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and (d) no claim for assessment and collection of Taxes in respect of the business or assets of any Company or any of its subsidiaries is being asserted or threatened in writing against any Seller, any Company or any of its subsidiaries, or any Affiliated Group other than assessments for Taxes neither due nor in default or are being contested in good faith by appropriate proceedings. Chem Nuclear is, and since December 31, 1996 has been, treated as a "partnership," within the meaning of Section 761(a) of the Internal Revenue Code of 1986, as amended (the "Code") and all relevant
                                                       ----
provisions of state and local Tax law. There are no tax allocation, tax indemnity or tax sharing agreements between either Company and its subsidiaries, on the one hand, and any Seller or any affiliate of any Seller (other than the Companies and their subsidiaries), on the other hand. "Taxes" means all
                                                        -----
federal, state, local or foreign taxes, however denominated, including, without limitation, income taxes, franchise taxes, withholding taxes, unemployment insurance taxes, social security taxes, sales and use taxes, excise taxes, real and personal property taxes, stamp taxes, transfer taxes, workers' compensation taxes, gross receipts taxes, value added taxes, ad valorem taxes, intangibles taxes, payroll taxes, excise taxes, customs and other duties and other similar taxes or governmental charges and assessments, together with all interest and penalties payable with respect thereto.

          (b) Except as set forth in Section 2.14 of the Disclosure Letter, there is no action, suit, proceeding, audit or investigation pending or, to the knowledge of the Sellers, threatened in writing regarding any Taxes in respect of the business or assets of the Companies or their subsidiaries. There is no agreement, waiver or consent providing for an extension of time with respect to the assessment or collection of any Taxes against the Companies or their subsidiaries and no power of attorney granted by the Companies or their subsidiaries with respect to any Tax matters is currently in force.

          (c) Section 2.14 of the Disclosure Letter sets forth (i) all federal tax elections made in the form of separate documents since July 1, 1998 that are currently in effect with respect to the Companies and their subsidiaries and
(ii) all elections made in the form of separate documents since July 1, 1998 for purposes of foreign, state or local Taxes and all consents or agreements made in the form of separate documents since July 1, 1998 for purposes of federal, foreign, state or local Taxes in each case that reasonably could be expected to affect or be binding on the Companies or their subsidiaries or their assets or operations after the Closing Date. Section 2.14 of the Disclosure Letter sets forth all material changes in accounting methods for Tax purposes made or agreed to since July 1, 1998 with respect to the Companies or their subsidiaries.

          (d) Except as set forth in Section 2.14 of the Disclosure Letter, neither the Companies nor their subsidiaries have (i) executed or filed with the Internal Revenue Service any consent to have the provisions of Section 341(f) of the Internal Revenue Code apply to it, (ii) been subject to Section 999 of the Code, or (iii) been a passive foreign investment company as defined in Section 1296(a) of the Code, or (iv) since January 1, 1995, been a partner in a partnership or an owner of an interest in an entity treated as a partnership for federal income tax purposes.

          (e) Each of the Sellers is a United States person within the meaning of Section 7701(a)(30) of the Code.

          (f) None of the Companies or their subsidiaries have any net operating losses subject to limitation under Section 382 of the Code.

          (g) Except as set forth in Section 2.14 of the Disclosure Letter, there is no net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Companies or their subsidiaries.

          2.15  Absence of Changes.  Since September 30, 1999, no event has
                ------------------
occurred or condition changed that has had, either individually or in the aggregate, a Material Adverse Effect. Since September 30, 1999, other than in connection with the transactions contemplated by this Agreement, the Companies and their subsidiaries have conducted their business in the ordinary course, in substantially the same manner in which it has been previously conducted and no Company nor any of its subsidiaries has, without the written consent of the
Purchaser:

          (a) purchased or redeemed any shares of its membership interests or capital stock;

          (b) mortgaged, pledged or subjected to any Lien any of its properties or assets, except for Liens incurred in the ordinary course of business and Permitted Liens;

          (c) except as required by GAAP, made any material change in its accounting principles or the methods by which such principles are applied for financial reporting purposes;

          (d) increased the compensation of any officer or employee, other than
(i) in the ordinary course of business and consistent with past practice or (ii) to comply with applicable law;

          (e) disposed or agreed to dispose of any material properties or assets necessary for the conduct of their business, other than in the ordinary course of business;

          (f) canceled or forgiven any material debts or claims except in the ordinary course of business;

          (g) incurred any loss materially and adversely affecting any of its assets or properties as the result of any fire, explosion, flood, windstorm, earthquake, labor trouble, riot, accident, act of God, or public enemy or armed forces or other casualty;

          (h) incurred any indebtedness other than in the ordinary course of business or assumed, guaranteed or otherwise became responsible for the indebtedness of any other party other than in the ordinary course of business;

          (i) declared or made payment of, or set aside for payment, any dividends or distributions of any assets;

          (j) written down the value of any material assets or written-off as uncollectible any material notes or accounts receivable, except write-downs and write-offs in the ordinary course of business, none of which individually or in the aggregate, are material;

          (k) entered into any transaction other than in the ordinary course of business;

          (l) entered into any government contract or any customer contract involving in excess of $1,000,000;

          (m) submitted a proposal involving in excess of $1,000,000;

          (n) entered into any teaming agreement or joint venture agreement;

          (o) entered into any employment, severance or change-of-control agreement;

          (p) directly or indirectly paid any severance or termination pay to any officer or employee in excess of three months' salary;

          (q) made capital expenditures or entered into commitments therefor, aggregating more than $1,000,000;

          (r) amended or otherwise changed any of the organizational documents of the Companies or their subsidiaries;

          (s) issued or sold, authorized for issuance or sale, granted any options or made any other agreements with third parties with respect to any equity interest in the Companies or their subsidiaries;

          (t) established or adopted any Plan; modified, amended, or restated in any material respect, or terminated any Plan;

          (u) compromised or settled any material claim;

          (v) acquired the capital stock or equity interests of another entity or acquired all or substantially all of the assets of another entity; or

          (w) made an agreement to do any of the foregoing.

provided, however, that no provision of this Agreement shall restrict the
--------  -------
ability of any Company or any of its subsidiaries to distribute all of its cash, cash equivalents and intercompany accounts receivable or use all of its cash and cash equivalents on or prior to the close of the business day immediately preceding the Closing Date, through legal dividends to its stockholders, repayment of outstanding liabilities or otherwise.

          2.16  Environmental and Nuclear Matters.
                ---------------------------------

          (a) Each Company and its subsidiaries have been duly issued, will maintain through the Closing and have timely filed applications for, all permits, licenses, authorizations, registrations and other governmental consents necessary to operate their business ("Environmental Permits") under federal,
                                      ---------------------
state, local, and other governmental laws, regulations, statutes, rules, judgments, orders, common law rulings, and ordinances governing any matters arising out of, resulting from or relating to the pollution, contamination or protection of the environment, including those relating to the manufacture, processing, distribution, use, treatment, generation, storage, disposal, transport, handling or Releases (as defined below) of Hazardous Substances (as defined below) ("Environmental Laws") and all Environmental Permits are in full
                 ------------------
force and effect, except where the failure to hold, obtain, or comply with such permits would not have a Material Adverse Effect. All Environmental Permits are listed on Section 2.16 of the Disclosure Letter. There has been no Release of Hazardous Substances at, on, under or from (i) the Owned Real Property, (ii) the Leased Real Property or (iii) any real property currently operated or formerly owned, operated or leased by the Companies or their subsidiaries (for purposes of this Section 2.16, (i), (ii) and (iii) shall be referred to as the "Real
                                                                       ----
Property"), during the period of such ownership, operation or tenancy, except
--------
(x) in accordance with Environmental Permits, (y) for Releases at, on, under or from sites operated by the Companies or the subsidiaries for which neither the Companies or their subsidiaries have or could have actual or potential liability; or (z) as would not have a Material Adverse Effect. None of the Environmental Permits listed on Section 2.16 of the Disclosure Letter require consent, notification or other action to remain in full force and effect following consummation of the transactions contemplated hereby.

          (b) Each Company and its subsidiaries have complied and are in compliance with all applicable Environmental Laws or any written notice or demand letter issued thereunder, except where the failure to so comply would not have a Material Adverse Effect.

          (c) Neither the Companies nor any of their subsidiaries have any liability, known or unknown, under any Environmental Law, except for liabilities
(w) that are reflected or reserved against in the Financial Statements, (x) that will be reflected on the Closing Balance Sheets, (y) incurred in the ordinary course of business in accordance with commercially reasonable business practices and in accordance with Environmental Law, or (z) would not have a Material Adverse Effect. There are no pending or, to the knowledge of the Sellers, threatened actions, fines, penalties, sanctions, suits, orders, claims, legal proceedings or other proceedings under Environmental Laws ("Environmental
                                                            -------------
Proceedings") with respect to the business of the Companies or their
-----------
subsidiaries, the Owned Real Property, the Leased Real Property, any real property currently operated by the Companies or any of their Subsidiaries, nor to Seller's Knowledge, any real property formerly owned, operated, or leased by the Companies or any of their Subsidiaries. No Environmental Proceedings are pending against the Sellers or the Companies or the Companies' subsidiaries with respect to any real property formerly owned, operated, or leased by the Companies or their subsidiaries. Neither the Sellers, the Companies, nor any subsidiary of the Companies, has received any written notice of any information request pursuant to a governmental authority's information-gathering powers under Environmental Laws such as an information request pursuant to section 104(e) of the Comprehensive Environmental Response, Compensation and Liability Act or any complaint, order, directive, citation, notice of responsibility, or notice of potential responsibility, from any governmental authority or any other person or entity or is aware of any fact(s) which might reasonably form the basis for any such actions or notices arising out of or attributable to: (i) the current or past presence, Release, or threatened Release of Hazardous Substances at, on, under or from any part of the Real Property; (ii) the off-site disposal or treatment of Hazardous Substances originating at, on, under or from the Real Property, or the businesses or assets of the Companies or any of their subsidiaries (or any predecessors-in-interest of any of them); or (iii) any violation of Environmental Laws at any part of the Real Property or arising from the activities of the Companies, any of their subsidiaries or any of their predecessors involving Hazardous Substances.

          (d) Neither the Companies or any of their Subsidiaries owns or operates or has owned or operated, and none of the real property currently owned and, to Seller's knowledge, none of the real property currently leased by the Companies or any of their subsidiaries contains septic systems, drywells, or underground containers, including but not limited to treatment or storage tanks, or underground piping associated with such containers, used currently or in the past for the management of Hazardous Substances. No portion of such properties is or has been used as a dump or landfill, except Chem-

Nuclear's permitted disposal facility in Barnwell, South Carolina, or consists of or contains filled in land such that the Companies or their Subsidiaries could incur losses or liabilities, nor to Seller's knowledge, do such properties contain federally-protected wetlands. With respect to any real property formerly owned or leased by the Companies or their subsidiaries (or their respective predecessors-in-interest), during the period of such ownership or tenancy, no portion of such property was used as a dump or landfill. Neither any of the Companies, their subsidiaries, nor to the knowledge of the Sellers, any other person, have disposed of any Hazardous Substances on any real property operated by the Companies or any of their Subsidiaries in violation of any Environmental Law or, except as would not have a Material Adverse Effect, in a manner that could result in liability to the Companies or their Subsidiaries under Environmental Law. To Seller's knowledge, neither PCBs nor asbestos-containing materials are present on or in the Owned Real Property or Leased Real Property or the improvements thereon such that the Company or any of their Subsidiaries is or could be liable for the remediation or abatement of such materials.

          (e) Sellers have made available to Purchaser copies of all written reports, audits (including, but not limited to, internal compliance audits) and other assessments or allegations concerning actual or potential liabilities under Environmental Laws or environmental conditions in its possession or under its control that relate to (i) the Real Property, (ii) compliance with Environmental Laws, or (iii) any other real property that the Companies or their subsidiaries (or their respective predecessors-in-interest) formerly owned, operated, or leased.

          (f) Neither the Companies, nor any of their Subsidiaries, nor any other person for whom the Companies or their Subsidiaries are or could be liable, has arranged, by contract, agreement, or otherwise, for the transportation, disposal or treatment of Hazardous Substances at any location that is not currently owned or operated by the Companies or their Subsidiaries, except for facilities of customers of the Companies or their subsidiaries or as set forth in Schedule 2.16. Neither the Owned Real Property, the Leased Real Property, other property operated by the Companies or its Subsidiaries nor, to the Knowledge of Sellers, any location listed on Schedule 2.16 or any real property previously owned or leased by the Companies or their Subsidiaries is listed or proposed to be listed on the National Priorities List or CERCLIS or on any other governmental database or list of properties that may or do require investigation or cleanup under Environmental Laws.

          (g) No Lien in favor of any person relating to or in connection with any claim under any Environmental Law has been filed or has attached to the currently owned, operated or leased Real Property, or to Seller's knowledge, to any formerly owned, operated, or leased Real Property.

          (h) For purposes of this Agreement, "Hazardous Substances" means any
                                               --------------------
wastes, substances, radiation, or materials (whether solids, liquids or gases)
(i) which are hazardous, toxic, infectious, explosive, radioactive, carcinogenic, or mutagenic; (ii) which are or become defined as a "pollutants", "contaminants", "hazardous materials", "hazardous wastes", "hazardous substances", "toxic substances", "radioactive materials", "source material", "byproduct materials", "special nuclear materials", "licensed materials", "solid wastes", or other similar designations in, or otherwise subject to regulation under, any Environmental Laws; (iii) without limitation, which contain polychlorinated biphenyls (PCBs), asbestos and asbestos-containing materials, lead-based paints, urea-formaldehyde foam insulation, or petroleum or petroleum products (including, without limitation, crude oil or any fraction thereof) or
(iv) which pose a hazard to human health, natural resources, or the environment.

          (i) For purposes of this Agreement, "Release" means any emission,
                                               -------
spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, or release or threatened release of Hazardous Substances into or upon the environment, including the air, soil, improvements, surface water, groundwater, the sewer, septic system, storm drain, publicly owned treatment works, or waste treatment, storage, or disposal systems.

          2.17  Banking and Agency Arrangements.  Section 2.17 of the Disclosure
                -------------------------------
Letter sets forth a list of:

          (a) each bank or similar financial institution in which any Company or any of its subsidiaries has an account or safe deposit box or other custodial arrangement and the numbers of such accounts or safe deposit boxes maintained by the Companies and their subsidiaries; and

          (b) the names of all persons authorized to draw on each such account or to have access to any such safe deposit box facility.

          2.18  Affiliate Transactions.  No Company nor any of its subsidiaries
                ----------------------
is a party to any agreement with (a) any of their respective directors or officers or (b) any Seller or any affiliate of any Seller other than any of the Companies and their subsidiaries (such affiliates, "Non-Company Affiliates").
                                                    ----------------------
Section 2.18 of the Disclosure Letter sets forth a list of all material services provided by any Seller or any Non-Company Affiliate to any Company or its subsidiaries.

          2.19  Brokers.  All negotiations relating to this Agreement and the
                -------
transactions contemplated hereby have been carried out without the intervention of any person acting on behalf of either Seller or any Company in such manner as to give rise to any valid claim against the Purchaser or any Company for any brokerage or finder's commission, fee or similar compensation, except for

Donaldson, Lufkin & Jenrette Securities Corp., whose fees and expenses in respect hereof will be the responsibility of the Sellers or one or more Non-Company Affiliates.

          2.20  Insurance.  The Companies and their subsidiaries, or one or more
                ---------
Non-Company Affiliates, maintain and have maintained all such insurance policies for the structures, facilities, fixtures, machinery, equipment, motor vehicles, inventory and other properties and assets of the Companies and their subsidiaries and with respect to their employees and operations as are set forth on Section 2.20 of the Disclosure Letter. All such insurance policies are in full force and effect, and the Companies and their subsidiaries are in compliance with all requirements and provisions thereof. Said insurance policies' applicable limits of insurance have not been materially impaired or substantially compromised, and on the date hereof adequate limits of insurance remain in force for all such policies to fully respond to pending and future litigation, claims or losses covered by such policies. Neither the Companies nor their subsidiaries have received any notice of cancellation or nonrenewal with respect to, or disallowance of any claim under, any such insurance policies and no policies maintained by the Companies or their subsidiaries are subject to any retroactive rate or audit adjustments or coinsurance arrangements. Sellers have no knowledge of the occurrence of any event giving rise to a material loss, or which would, if a claim were asserted, give rise to a material loss, involving the Companies' or their subsidiaries' business or operations or any of their assets or properties which is covered by any such insurance. The Sellers have received no notices that any of the Companies' or their subsidiaries' insurance policies will not be renewed upon expiration thereof at premiums substantially equivalent to those currently being paid. The Sellers have made available to the Purchaser a list of all property damage, personal injury claims and workers' compensation claims asserted against the Companies or their subsidiaries during the past five years involving any claim in excess of $50,000. Neither the Companies nor their subsidiaries have received any written notice from any insurance company or insurance board of underwriters of the existence of any default or unsafe condition with respect to the Companies' or their subsidiaries' properties or business that remains unsatisfied or uncured or that will remain unsatisfied or uncured as of the Closing Date. With respect to the Companies' and their subsidiaries' insurance policies identified on Section 2.20 of the Disclosure Letter, (i) all premiums required to be paid with respect thereto have been paid and (ii) there has been no lapse in coverage under such policies during the last five years. Following the Closing, the Companies and their subsidiaries shall have the right to timely tender claims under all of its applicable insurance policies resulting from events or occurrences arising prior to the Closing and the Sellers warrant that they will utilize reasonable commercial efforts to pursue such claims. None of the insurance policies applicable to the Companies or their subsidiaries contain change-of-control provisions that would impact the insurance policies or the coverage following the transactions contemplated hereby.

          2.21  Names, Business and Location of Assets.  Section 2.21 of the
                --------------------------------------
Disclosure Letter sets forth the list of all names of entities under which the Companies and their subsidiaries have conducted business. Set forth on Section
2.21 of the Disclosure Letter is a complete and accurate listing of all locations at which, to the knowledge of the Sellers, the Companies and their subsidiaries have conducted business as owner or lessor over the last ten years.

          2.22  No Other Pending Transactions. Except for the transactions
                -----------------------------
contemplated by this Agreement: (i) none of the Sellers is a party to or bound by or the subject of any agreement, commitment or undertaking with respect to the sale of the Nuclear Services Shares and (ii) neither the Companies nor their subsidiaries is a party to or bound by or the subject of any agreement, undertaking or commitment to merge or consolidate with, or acquire all or substantially all of the property and assets of, any other person or entity, or to sell all or substantially all of their properties and assets to any other person or entity.

          2.23  Prohibited Payments.  To Sellers' knowledge, neither the
                -------------------
Companies nor their subsidiaries, nor any of their directors, officers, owners or affiliates, nor anyone acting on their behalf has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) established or maintained any unlawful fund of corporate monies or other assets, or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          2.24  Officers and Directors; Employee Compensation.  Section 2.24 of
                ----------------------- ---------------------
the Disclosure Letter sets forth a list, as of the date hereof, of all corporate officers and directors of the Companies and their Subsidiaries.

          2.25  Accounts Receivable.  The accounts and other receivables set
                -------------------
forth in the Offer Balance Sheets, or arising after the date thereof, have or shall have arisen in the ordinary course of business of the Companies or their subsidiaries for goods sold and invoiced or services performed. To the best of Sellers' knowledge, except as otherwise reflected in the Offer Balance Sheets, all said receivables are collectible in amounts aggregating not less than the full recorded amounts thereof (less allowance for doubtful accounts set forth in the Offer Balance Sheets or accrued after the date thereof in the ordinary course of business consistent with past practice) and are subject to no offsets, except for normal trade discounts.

          2.26  Year 2000 Compliance.  Each system owned or used by the
                --------------------
Companies and their subsidiaries comprised of software, hardware or databases, the operational failure of which would be reasonably likely to result in a
Material Adverse Effect (collectively, a "System")   is able to accurately
                                          ------
process date data
including, but not limited to, calculating, comparing and sequencing from, into and between the twentieth century (through year 1999), the year 2000 and the twenty-first century, including leap year calculations (having such ability being referred to herein as "Year 2000 Compliant"). Neither the Companies nor
                             -------------------
any of their subsidiaries will incur material expenses arising from or relating to the failure of any of their Systems to be Year 2000 Compliant.

          3.  Representations and Warranties of the Purchaser.  The Purchaser
              -----------------------------------------------
represents and warrants to the Sellers as follows:

          3.1  Corporate Status and Authority.  The Purchaser is a corporation
               ------------------------------
duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements and perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Ancillary Agreements have been duly authorized by the board of directors of Purchaser, which constitutes all necessary corporate action on the part of Purchaser for such authorization. This Agreement and, as of the Closing, the Ancillary Agreements have been duly executed and delivered by the Purchaser and constitute the valid and binding obligations of the Purchaser, enforceable against it in accordance with their terms, except as limited by laws affecting the enforcement of creditors' rights generally or by general equitable principles.

          3.2  No Conflicts; Consents and Approvals, etc.
               -----------------------------------------

          (a) The execution, delivery and performance of this Agreement and the Ancillary Agreements by the Purchaser will not result in (i) any conflict with or violation of the certificate of incorporation or by-laws of the Purchaser,
(ii) subject to obtaining the consents referred to in Section 3.2(b), any breach or violation of or default (or give rise to any right of termination, cancellation or acceleration) under any law, statute, rule, regulation, judgment, order, writ, injunction, decree, license, permit or other governmental authorization or any mortgage, lease, agreement, deed of trust, note, bond, indenture, lien or any other instrument to which the Purchaser is a party or by which it or its properties or assets are bound, (iii) the creation or imposition of any Lien, except for such breaches, violations or defaults and such Liens which would not, individually or in the aggregate, impair the ability of the Purchaser to fulfill its obligations hereunder.

          (b) No consent, approval or authorization of or filing with any third party or governmental authority is required on the part of the Purchaser in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except (i) filings required with respect to the HSR Act and (ii) filings, consents or approvals which, if not made or obtained, would not impair the ability of the Purchaser to fulfill its obligations hereunder.

          3.3  Financial Ability to Perform.  The Purchaser has available or
               ----------------------------
access to cash funds sufficient to consummate the transactions contemplated by this Agreement.

          3.4  Litigation.  There are no judicial or administrative actions,
               ----------
suits, proceedings, arbitrations or investigations involving the Purchaser that are pending or, to the knowledge of the Purchaser, threatened, which question the validity of this Agreement or any action taken or to be taken by it in connection herewith or which seek to prohibit, restrict or delay consummation of the transactions contemplated under this Agreement. The Purchaser is not subject to any judgment, decree, injunction, ruling or order of any court, applicable governmental authority or arbitrator which could prohibit, restrict or delay consummation of the transactions contemplated by this Agreement.

          3.5  Purchase for Investment.  The Purchaser is acquiring the Nuclear
               -----------------------
Services Shares for investment and not with a view toward any resale or distribution thereof except in compliance with the Securities Act of 1933, as amended.

          3.6  Brokers.  All negotiations relating to this Agreement and the
               -------
transactions contemplated hereby have been carried out without the intervention of any person acting on behalf of the Purchaser in such manner as to give rise to any valid claim against either of the Sellers or any of their affiliates for any brokerage or finder's commission, fee or similar compensation.

          4.  Covenants.
              ---------

          4.1  Satisfaction of Closing Conditions.  The parties shall use their
               ----------------------------------
commercially reasonable best efforts to bring about the satisfaction as soon as possible of all the conditions contained in Section 6. Without limiting the generality of the foregoing, the parties shall apply for and diligently prosecute all applications for, and shall use their commercially reasonable best efforts promptly to obtain, such consents, authorizations and approvals from such third parties and governmental authorities as shall be necessary to permit the consummation of the transactions contemplated by this Agreement including, without limitation, making the requisite filings with the Federal Trade Commission and the Antitrust Division of the Department of Justice pursuant to the HSR Act, provided that, except for customary filing fees and routine
             --------
expenditures, in no event shall any party be required to expend material funds or incur material obligations to obtain a third party or governmental consent, authorization or approval. In the event that all such consents, authorizations and approvals are not obtained by the Closing and the Purchaser waives the condition set forth in Section 6.2.2, then the Purchaser will, and will cause the Companies to, indemnify, on a joint and several basis, each Seller and its affiliates from and against any loss, obligation, cost or expense (including reasonable attorneys' fees) that any of them may suffer as a result of such consents, authorizations and approvals having not been obtained.

          4.2   Conduct of Business, etc.  From the date hereof until the
                ------------------------
Closing, except (i) for entering into and performing under this Agreement, (ii) as set forth in the Disclosure Letter, (iii) for the effect of the consummation of the transactions contemplated hereby, and (iv) as otherwise consented to by the Purchaser in writing, such consent not to be unreasonably withheld, the Sellers shall cause the Companies and their respective subsidiaries to conduct the Business in the ordinary course in substantially the same manner in which it previously has been conducted and not take any action that would cause a breach of Section 2.15. From the date hereof until the Closing, Sellers shall use commercially reasonable efforts to cause each Company and each of its subsidiaries to (i) maintain its existence in good standing; (ii) maintain its properties in good repair and condition, subject to ordinary wear and tear and in accordance with past practice, and maintain all insurance in effect on the date of this Agreement, except for changes to such insurance in the ordinary course of business that do not materially adversely affect the extent or the subject matter of the coverage provided thereby, and (iii) use commercially reasonable efforts to preserve its business intact and to preserve for the Companies and their subsidiaries the good will of its customers and others having business relationships with the Companies and their subsidiaries.

          4.3  Access and Information.  The Sellers shall cause the Companies
               ----------------------
and their subsidiaries to give to the Purchaser and its representatives reasonable access at all reasonable times to the properties, books and records of the Companies and their subsidiaries and to furnish such information and documents in their possession and/or control relating to the Companies and their subsidiaries as the Purchaser may reasonably request, including, without limitation, monthly consolidated balance sheets and income statements of each Company and its subsidiaries, provided that the Purchaser shall not be entitled to conduct tests of the soil, surface or subsurface waters, and air quality at, in, on, beneath or about the Owned Real Property, the Leased Real Property or any other real property operated by the Companies or their subsidiaries without the prior written consent of the Sellers. Purchaser shall have the right but not the obligation: (i) to inspect all records, reports, permits, applications, monitoring results, studies, correspondence, data and any other information or documents related to Hazardous Substances, compliance with Environmental Laws or other environmental conditions; and (ii) to conduct visual, non-invasive inspections of all buildings and equipment at the Owned Real Property and the Leased Real Property for asbestos-containing materials or other Hazardous Substances. Purchaser agrees to conduct such investigations in a manner that minimizes the disruption to the business activities of the Companies and their subsidiaries, and Sellers agree to permit Purchaser reasonable access to all portions of the Owned

Real Property and Leased Real Property, both during business hours and after business hours, upon reasonable notice to Sellers. All such information and documents obtained by the Purchaser shall be subject to the terms of the Confidentiality Agreement, dated October 13, 1999 (the "Confidentiality
                                                        ---------------
Agreement"), between the Purchaser and the Sellers. The Purchaser hereby agrees
---------
that the provisions of the Confidentiality Agreement will apply to any properties, books, records, data, documents and other information relating to any Seller or any Non-Company Affiliate provided to the Purchaser or its affiliates or any of their respective advisers or employees pursuant to this Agreement whether before or after the Closing.

          4.4  Taxes.
               -----

          (a) The Sellers shall pay (without duplication of amounts otherwise payable), and shall indemnify and hold harmless the Purchaser Indemnitees (as hereinafter defined) from and against, all Taxes of or payable by the Affiliated Group or any member thereof, which includes the Sellers, the Companies and their respective subsidiaries for all taxable periods or portions thereof ending on or before the Closing Date (including, without limitation, reasonable out-of-pocket attorneys' fees and other costs attributable to the assessment and collection thereof), other than (x) any such Taxes and any interest and penalties arising from any act or omission by the Purchaser or, after the Closing, any Company or any of its subsidiaries or (y) any Barnwell-Related Taxes (as defined in Section 4.4(i)) accruing after December 31, 1999. The Purchaser shall be responsible for all Taxes of or payable by any Company or its subsidiaries following the Closing which are not described as being the responsibility of the Sellers in the first sentence of this Section 4.4(a). In the case of Taxes, other than Barnwell-Related Taxes accruing after December 31, 1999, that are payable with respect to a taxable period that begins before the Closing Date and ends after the Closing Date, the portion of any such Tax that is allocable to the portion of the period ending on the Closing Date shall be:

             (i) in the case of Taxes that are either (x) based upon or related to income or receipts, or (y) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible), deemed equal to the amount which would be payable if the taxable year ended at the time of the Closing and Purchaser shall prepare books and working papers (including a closing of the books) which will clearly demonstrate the income and activities of the Companies and their subsidiaries for the period ending at the time of the Closing and such post-closing partial period; and

             (ii) in the case of Taxes, other than income taxes, imposed on a periodic basis with respect to the assets of the Companies and their subsidiaries or otherwise measured by the level of capital, revenue, sales, equity or other comparable item, deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), multiplied by a fraction the numerator of which is the number of calendar days in the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire period.

          (b) Returns.  The Sellers shall cause Federal Services and each of its
              -------
subsidiaries to join, for all taxable periods ending on or prior to the Closing Date, (i) in the consolidated federal income tax returns which include the Sellers and (ii) in the consolidated, combined or unitary state, local or foreign income tax returns of or including the Sellers or any Non-Company Affiliate with respect to which any Company or any of its subsidiaries (A) has joined in the most recent taxable year or (B) is required by law to join in filing, and shall prepare and file all such tax returns. CWM and CNS shall, to the extent required by law, cause all Tax items attributable to Chem-Nuclear to be reported on the federal income tax return of the Affiliated Group of which they are members and on all state, local and foreign income and franchise tax returns that either of them is required to file, in either case for all taxable periods ending on or before the Closing Date, provided that if the Sellers determine that they are unable to file any such return under applicable law, the Purchaser shall, upon a Seller's request, cause such return (as prepared by Sellers) to be duly and timely filed by Chem-Nuclear. The Sellers shall prepare or cause to be prepared and file or cause to be filed on a timely basis all other Tax returns in respect of each Company or its subsidiaries that are required to be filed on or prior to the Closing Date or that relate to any taxable period ending on or before the Closing Date and such returns will be in proper form and filed with the appropriate governmental authority. The Sellers shall also prepare, or cause to be prepared, and file, or cause to be filed, all information returns required to be filed by or with respect to Chem-Nuclear pursuant to Section 6031 of the Code, or any comparable provision of state, local or foreign law, for all Tax periods ending on or before the Closing Date. The Purchaser shall prepare or cause to be prepared and file or cause to be filed Tax returns for any taxable period ending after the Closing Date required of each Company and its subsidiaries and shall report on such returns (including any consolidated federal income tax return filed by the Purchaser) any transactions by or relating to such Company or any of its subsidiaries occurring after the Closing. Any such tax returns which the Purchaser is responsible for preparing and filing pursuant to the immediately preceding sentence that include the taxable periods prior to the Closing Date shall, insofar as they relate to any Company or any of its subsidiaries, be prepared on a basis consistent with the last previous such returns filed in respect of such Company and its subsidiaries (except to the extent counsel for the Purchaser renders a legal opinion that there is no reasonable basis in law therefor or determines that a return cannot be so prepared and filed without being subject to penalties).
Each party shall timely file any return for which it is responsible. The Sellers shall not, or cause any Non-Company Affiliate to, amend any Tax returns relating to periods or portions thereof ending on or prior to the Closing Date that would result in any Tax liability or obligation for the Purchaser or the Companies or their subsidiaries for any period after the Closing Date.

          (c) Election.  On or before the due date for filing the federal income
              --------
tax information return required to be filed by Chem-Nuclear (pursuant to Section 6031 of the Code) for the tax period ending on the Closing Date, at the option of the Purchaser, an election pursuant to Section 754 of the Code shall have been filed with respect to Chem-Nuclear.

          (d) Refunds.  The Sellers shall be entitled to retain, or receive
              -------
immediate payment from any Company, its subsidiaries or the Purchaser of, any tax refund (including, without limitation, refunds arising by reason of amended returns filed after the Closing Date) or credit of federal, state, local or foreign taxes (plus any interest thereon received with respect thereto from the applicable taxing authority) relating to any Company or any of its subsidiaries, that were paid with respect to a period ending on or prior to the Closing Date and if Sellers were liable under this Agreement for the payment of such Taxes, provided that there is no corresponding increase in a Tax attributable to the Purchaser, the Companies or their subsidiaries after the Closing Date. In addition, any reduction of Taxes ("Reduced Taxes") due with respect to the
                                   -------------
assets or business of the Companies or their subsidiaries for any period or partial period ending after the Closing Date that is attributable to an adjustment on audit by a taxing authority requiring the Companies or their subsidiaries to capitalize expenses or otherwise defer deductions that were currently deducted on a Tax return as originally filed for periods ending on or prior to the Closing Date shall be credited to the Sellers, and Purchaser shall pay over such Reduced Taxes to the Sellers promptly after the receipt of any refund of Taxes attributable thereto or the payment of any Reduced Tax or the reporting of any Tax liability in an amount reflecting such Reduced Taxes, less the reasonable expenses incurred by the Purchaser, if any, to amend any Tax returns in order to pursue such refund. Any dispute with respect to Reduced Taxes shall be resolved by the Third Party Accountant, and any such determination by the Third Party Accountant shall be final. The Purchaser shall be entitled to the benefit of any refund or credit of federal, state, local or foreign taxes (plus any interest thereon received with respect thereto from the applicable taxing authority) relating to any Company or any of its subsidiaries, that were paid with respect to a period after the Closing Date. In addition, any tax refund for a period before the Closing Date arising out of the carryback of a loss or credit incurred by the Companies or their subsidiaries in a taxable period ending after the Closing Date shall be the property of Purchaser and, if received by the Sellers, shall be paid over promptly to the Purchaser. The Purchaser and the Sellers agree to cooperate, and the Purchaser agrees to cause each Company, its subsidiaries and its other affiliates to cooperate with the Sellers, with respect to claiming any refund referred to in this Section 4.4(d), provided that the Sellers shall not be obligated by the terms of this Section 4.4(d) to amend any Tax return previously filed in order to claim a refund attributable to the carryback of a loss or credit incurred by the Companies or their subsidiaries in a taxable period after the Closing Date.

          (e) Cooperation.  The Sellers and the Purchaser will provide each
              -----------
other with such cooperation and information in their possession or to which they have reasonable access as either of them reasonably may request of the other in filing any return, amended return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes, or participating in or conducting an audit or other proceeding in respect of Taxes. Each of the Purchaser and the Sellers shall retain all returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Companies and their subsidiaries for each taxable period first ending after the Closing Date and for all prior taxable periods until the later of (i) the expiration of the statute of limitations of the taxable periods to which such returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods or (ii) six years following the due date (without extension) for such returns. After the Closing Date each tax return and report prepared or caused to be prepared by the Purchaser, any Company or any of its subsidiaries with respect to such Company or any of its subsidiaries which relates to any period that includes days on or before the Closing Date shall be subject to pre-filing review by the Sellers.
In the event of any disagreement between the Purchaser, any Company or any of its subsidiaries, on the one hand, and the Sellers, on the other hand, such disagreement shall be resolved by the Third Party Accountant, and any such determination by the Third Party Accountant shall be final. The fees and expenses of the Third Party Accountant shall be borne 50% by the Purchaser and 50% by the Sellers. Unless otherwise agreed to by the parties, tax returns and reports subject to such pre-filing review shall be submitted by the party preparing such return to the other at least 30 days prior to the due date (including extensions) of such return or report and the recipient shall either complete its review or provide written comments on such return or report within 15 days of receipt of such return or report. After the Closing Date, each tax return and report prepared or caused to be prepared by the Sellers or Non-Company Affiliate with respect to the Companies or any of their subsidiaries shall be prepared on a basis consistent with the last previous such returns filed with respect to the Companies or such subsidiaries (except to the extent counsel for the Sellers renders a legal opinion that there is no reasonable basis in law therefor or determines that a return cannot be so prepared and filed without being subject to penalties). The Sellers agree to provide Purchaser with copies of all separate company state and federal income tax returns, or information returns for partnerships, for the Companies and their subsidiaries for the stub period ending in 2000 and the prior three tax periods (1997 through 1999) within 30 days after they have been filed.

          (f) Audits.  Each of the Purchaser and the Sellers shall promptly
              ------
notify the other in writing within ten days from its receipt of notice of (i) any pending or threatened federal, state, local or foreign tax audits or assessments of any Company or any of its subsidiaries, so long as any taxable periods of such Company or subsidiary ending on or prior to the Closing Date remain open, and
(ii) any pending or threatened federal, state, local or foreign tax audits or assessments of the Purchaser or any Seller which may affect the tax liabilities of any Company or any of its subsidiaries, in each case for taxable periods ending on or prior to the Closing Date. The Sellers shall have the right to control the conduct and disposition of any tax audit or administrative or court proceeding relating to any Company, its subsidiaries and any Affiliated Group for taxable periods ending on or prior to the Closing Date and to employ counsel of their choice at their expense and the Purchaser shall have the right to consult with the Sellers during such proceedings at its own expense. The Purchaser agrees that it shall, at its own expense, cooperate fully, and cause each Company and its subsidiaries to cooperate fully, with the Sellers and its counsel in the defense against or compromise of any claim in said proceeding. If the Sellers do not assume the defense of any such audit or proceeding within a reasonable period of time, the Purchaser may control the conduct and disposition of the same in such manner as it may deem appropriate, and in such event the Sellers shall indemnify the Purchaser for all its liabilities, obligations, and out-of-pocket costs and expenses in connection therewith. In the event that issues relating to a potential adjustment for which the Sellers would be liable pursuant to this Section 4.4 are required to be dealt with in the same proceeding as separate issues relating to a potential adjustment for which the Purchaser would be liable, the Purchaser shall have the right, at its expense, to control the audit or proceeding with respect to the latter issues. With respect to issues relating to potential adjustment for which both the Sellers and the Purchaser, the Companies or their subsidiaries could be liable, (i) each party may participate in the audit or proceeding, and (ii) the audit or proceeding shall be controlled by that party which would bear the burden of the greater portion of the sum of the adjustment and any corresponding adjustments that may reasonably be anticipated for future Tax periods. The principle set forth in the immediately preceding sentence shall govern also for purposes of deciding any issue that must be decided jointly (including, without limitation, choice of judicial forum) in situations in which separate issues are otherwise controlled under this Section 4.4 by the Purchaser and the Sellers. Neither the Purchaser nor any Seller shall enter into any compromise or agree to settle any claim pursuant to any Tax audit or proceeding which would adversely affect the other party for such year or subsequent year, or would give rise to a claim for indemnification under this Section 4.4, without the written consent of the other party, which consent may not be unreasonably withheld.

          (g) Conduct of Business.  On the Closing Date, as to matters which
              -------------------
could affect the tax returns of any Company or any of its subsidiaries with respect to periods ending on or prior to the Closing Date, the Purchaser shall cause such Company and each of its subsidiaries to carry on its business only in the ordinary course in substantially the same manner as heretofore conducted.

          (h) Payment of Transaction-Related Taxes.  All transfer, sales, use
              ------------------------------------
and similar taxes, duties and transfer fees, including fees to record assignments, arising out of the sale of the Nuclear Services Shares pursuant to this Agreement shall be paid (or caused to be paid) one-half by the Purchaser and one-half by the Sellers.

          (i) Barnwell-Related Taxes. In addition to the foregoing, the Sellers
              ----------------------
shall pay all Taxes related to the operation of the Barnwell Facility ("Barnwell-Related Taxes") that are due to the State of South Carolina after the
  ----------------------
Closing Date to the extent that funds therefor have been collected by the Companies or their subsidiaries from their customers prior to the Closing Date and distributed by the Companies or their subsidiaries to the Sellers or a Non-Company Affiliate.

          (j) Tax Sharing Agreements.  The Sellers shall hold harmless and
              ----------------------
indemnify the Purchaser against any Tax liabilities of the Companies or their subsidiaries resulting from the existence of any tax sharing agreement between the Sellers or a Non-Company Affiliate, on the one hand, and the Companies or their subsidiaries on the other hand.

          (k) Liability for Taxes of Other Persons.  Each of the Sellers agrees
              ------------------------------------
to indemnify the Purchaser from and against any adverse consequences the Purchaser may suffer resulting from, arising out of, relating to, in the nature of, or caused by any liability of the Companies or their subsidiaries for Taxes of the Sellers or any Non-Company Affiliate under Regulation Section 1.1502-6 of the Code (or any similar provision of state, local or foreign law).

          (l) Retention of Carryovers.  Sellers will not elect to retain any net
              -----------------------
operating loss carryovers or capital loss carryovers of the Companies or their subsidiaries under Regulation Section 1.1502-20(g) of the Code.

          4.5  Supplements to Disclosures.  From time to time prior to the
               --------------------------
Closing Date, the Sellers may amend or supplement the Disclosure Letter with respect to any matter that, if existing or occurring at or prior to the Closing Date, would have been required to be set forth or described therein or that is necessary to complete or correct any information in any representation or warranty contained in Section 2 and Sellers shall notify Purchaser in writing of such amendment or supplement. For purposes of determining the fulfillment of the condition precedent set forth in Section 6.4.1, no such amendment or supplement shall be given effect; for all other purposes, including, without limitation, Section 7.2.1, each such amendment and supplement shall be given effect. At all times prior to the Closing, the Sellers shall as promptly as possible notify the Purchaser in writing of the occurrence of any event as to which any of them obtains knowledge that would make any of the representations, warranties and disclosures made herein with respect to the Sellers, the Companies or their subsidiaries untrue or misleading or which is reasonably likely to result in the failure of a condition specified in Section 6 hereof.

          4.6  Contact with Customers and Suppliers.  Neither the Purchaser nor
               ------------------------------------
any of its agents, affiliates, employees, directors or officers shall contact and communicate with any employees, customers, suppliers or licensors of any Company and its subsidiaries in connection with the transactions contemplated hereby except with the prior written consent of the Sellers, which consent will not be unreasonably withheld, but may be conditioned upon an officer of either of the Sellers being present at any such meeting or conference, among other conditions as may be required by the Sellers.

          4.7  Publicity.  No press release or public announcement related to
               ---------
this Agreement, or the transactions contemplated hereby, shall be issued or made without the joint approval of the Sellers and the Purchaser, unless required by law (in the reasonable opinion of counsel) in which case the Sellers and the Purchaser shall have the right to review such press release or announcement prior to publication.

          4.8  Release of Guarantees, Bonds, etc.
               ---------------------------------

          (a) The Sellers, the Companies and their subsidiaries and certain Non-Company Affiliates have, with respect to the business of the Companies and their subsidiaries, (i) issued certain guaranties, and (ii) obtained certain surety or performance bonds with respect to which a Seller or one or more Non-Company Affiliates has reimbursement or indemnification obligations and, after the date hereof and prior to the Closing, the Sellers, the Companies and their subsidiaries and certain Non-Company Affiliates may, in its sole discretion but after consulting with Purchaser, in the ordinary course of conduct of their business, modify such guaranties or issue additional guaranties, or obtain additional bonds. The Purchaser also acknowledges the Sellers, the Companies and their subsidiaries and certain Non-Company Affiliates have been, or may be, required to furnish security for the benefit of the issuer or issuers of such bonds or in connection with such guaranties, including in the form of an irrevocable stand-by letter or letters of credit. Such guaranties and such additional guaranties, if any, and any security furnished in connection therewith, are referred to herein as the "Guaranties", and such bonds and such
                                          ----------
additional bonds, if any, and any security furnished in connection therewith, are referred to herein as the "Bonds". The Sellers have used reasonable efforts
                               -----
to list all Guaranties and Bonds outstanding as of the date hereof in Section
4.8 of the Disclosure Letter.

          (b) The Purchaser shall use its commercially reasonable best efforts
(i) to obtain complete and unconditional release of the Sellers and any relevant Non-Company Affiliates at the Closing with respect to all of the Guaranties and Bonds identified in Section 4.8 of the Disclosure Letter or otherwise identified by the Sellers to the Purchaser in writing at any time, including after the Closing, and (ii) to cause the issuer or issuers thereof to terminate and redeliver to the Sellers and such Non-Company Affiliates any stand-by letters of credit or other security provided by the Sellers or such Non-Company Affiliates in connection with any such identified Guaranties or Bonds. The releases and the terminations referred to above in this Section 4.8(b) are collectively referred to as the "Guarantee Release".
                                            -----------------

          (c) If the Guarantee Release shall not have occurred in full on or prior to Closing, then Purchaser shall (i) at the Closing, deliver to the Sellers or to one or more Non-Company Affiliates designated by the Sellers an irrevocable, standby letter of credit (the "Standby LoC") from a bank or other
                                            -----------
financial institution reasonably satisfactory to the Sellers (the "Issuer"), in
                                                                   ------
an amount equal to the aggregate face amount of the Bonds and Guaranties identified in Section 4.8 of the Disclosure Letter with respect to which any Seller or any Non-Company Affiliate shall not have been completely and unconditionally released (any such Bonds or other Guarantees being referred to as "Outstanding") and (ii) indemnify and hold harmless each Seller and each Non-
    -----------
Company Affiliate that is party to, or has furnished security in connection with, any Outstanding Bond or Guaranty from any and all losses, claims, liability or damage (including reasonable attorneys' fees and other costs and expenses) in respect of any such Outstanding Bonds or Guaranties, including, without limitation, interest on any unreimbursed payment made by such Seller or Non-Company Affiliate at the prime rate posted from time to time by the Chase, N.A. plus two percent (2%) per annum from the date of payment until the date reimbursed, except that the Purchaser shall not be required to indemnify or hold harmless any Seller or Non-Company Affiliate to the extent that the losses, claims, liability or damage arise from events or conditions that entitle any Purchaser Indemnitee to indemnification pursuant to Section 7.2 hereof, taking into consideration the deductible and the maximum limitation, as applicable, in
Section 7.2.1(c). The Standby LoC shall have the following terms and conditions:

             (i) The Standby LoC shall be for an initial term of one year following the Closing Date and shall provide that it shall be automatically renewed from time to time at each renewal date thereafter for an additional one-year term unless and until all Outstanding Guaranties and Bonds identified in
Section 4.8 of the Disclosure Letter shall have been terminated. The Standby LoC shall further provide that the issuer shall give the Sellers notice not more than 60 nor less than 30 days prior to each renewal date whether the Standby LoC has been renewed for an additional year and, if it has been renewed, the amount for which it has been renewed;

             (ii) The Sellers shall be entitled to draw upon the Standby LoC upon presentation of a sight draft of either Seller accompanied by a certificate of such Seller stating that (x) a claim in respect of any of the Guaranties or the Bonds identified in Section 4.8 of the Disclosure Letter has been asserted against such Seller or any Non-Company Affiliate, or (y) the Purchaser shall not have notified the Sellers at least 30 days prior to any scheduled renewal date and within 15 days of the written request therefor by the

Sellers that either (A) the Standby LoC has been renewed, or (B) all Outstanding Guaranties and Bonds identified in Section 4.8 of the Disclosure Letter have been terminated (and all security furnished in connection therewith shall have been released and redelivered to the Sellers or such Non-Company Affiliate) and delivered to the Sellers reasonably satisfactory evidence of such termination;

             (iii) The right of any Seller to draw upon the Standby LoC and to receive any notices relating thereto shall be assignable by such Seller in whole or part (from time to time and at any time), without the consent of the Purchaser to any affiliate of such Seller or any trustee or agent for lenders to such Seller or any of its affiliates, provided that the Seller has provided written notice thereof to the Purchaser.

          (d) Following the Closing, if there shall exist any Outstanding Guaranties or Bonds:

             (i) The Purchaser will use its commercially reasonable best efforts to obtain the complete and unconditional release of the Sellers and any Non-Company Affiliate with respect to such Outstanding Guaranties and Bonds (whether by replacement of such Guaranties and Bonds or otherwise) and the Sellers shall, and shall cause the Non-Company Affiliates to cooperate with Purchaser to secure such releases. The commercially reasonable best efforts obligation in the immediately preceding sentence shall include, without limitation, the obligation to pay commercially reasonable consideration.

             (ii) The Purchaser shall promptly pay to the Sellers, after receipt by Purchaser of any invoice therefor, all reasonable out-of-pocket costs and expenses of the Sellers and any Non-Company Affiliate (to the extent relating to any period of time after the Closing) relating to Outstanding Guaranties and Bonds which shall be deemed to include, without limitation, all fees, expenses and other amounts payable under credit and bonding arrangements in respect thereof, in each case until the complete and unconditional release of the Sellers' and such Non-Company Affiliates' obligations with respect thereto.

             (iii) Following the initial annual term of the Standby LoC, the Purchaser shall cause the Standby LoC to be renewed each year, for an amount equal to not less than the aggregate face amount of the Outstanding Guaranties and Bonds identified in Section 4.8 of the Disclosure Letter at the time of renewal plus the amount of any unreimbursed drawings or payments thereunder as of the date of such renewal, and the Purchaser shall pay all fees, costs and expenses relating to each such renewal.

          4.9  Transition Services.  The Sellers or their affiliates shall
               -------------------
continue to provide to the Companies and their subsidiaries the services listed in Section 4.9 of the Disclosure Letter on a cost basis (including agreed upon allocated overhead expense) and otherwise on the terms and conditions set forth in Section 4.9 of the Disclosure Letter.

          4.10  Intercompany Accounts.  All intercompany accounts between any
                ---------------------
Company or any of its subsidiaries, on the one hand, and any Seller or any Non-Company Affiliate, on the other hand, shall be canceled as of the close of business on the business day immediately preceding the Closing Date, except for trade payables arising in the ordinary course of business. The accounts shall be settled as follows: (a) to the extent that any Company and its subsidiaries are indebted to any Seller or any Non-Company Affiliate, such debt shall be canceled and the amount of the debt so canceled shall be deemed a capital contribution by such Seller to such Company, and (b) to the extent that any Seller or any Non-Company Affiliate is indebted to any Company and its subsidiaries such debt shall be canceled and the amount of the debt so canceled shall be deemed a dividend from such Company to such Seller.

          4.11  Indemnification of Directors and Officers.  The Purchaser shall
                -----------------------------------------
cause each Company and its subsidiaries to honor their obligations to indemnify and advance defense costs to each present and former officer or director of such Company and its subsidiaries pursuant to its By-Laws and shall not permit the Certificate of Incorporation or By-Laws of any Company or any of its subsidiaries to be amended for a period of seven years in a manner which adversely affects the indemnification rights of present and former directors and officers of such Company or any of its subsidiaries, except as required by applicable law.

          4.12  Right to Use Certain Marks.
                --------------------------

          (a) To the extent that any trademarks, service marks, brand names or trade, corporate or business names of either Seller or of any Non-Company Affiliate ("Seller Marks") are used by any Company or any of its subsidiaries on
            ------------
stationery, signage, equipment, invoices, receipts, forms, packaging, advertising and promotional materials, product, training and service literature and materials, software or like materials ("Marked Materials") or appear on any
                                            ----------------
Company's or any of its subsidiaries' inventory at the Closing, such Company and its subsidiaries may use such Marked Materials or sell such inventory for a period of one year after the Closing, but the Purchaser shall not without prior written consent of the Sellers, which consent shall not be unreasonably withheld, use such Seller Marks in any other manner during such time. The Seller Marks are listed in Section 4.12 of the Disclosure Letter.

          (b) After the Closing, the Purchaser shall use reasonable commercial efforts to cause each Company and its subsidiaries not to use any Marked Materials (other than training materials or software for internal use only) without first crossing out or marking over such Seller Marks or otherwise clearly indicating on such Marked Materials that such Company and its subsidiaries are no longer affiliates with either Seller or any Non-Company Affiliate. After the

Closing the Purchaser shall procure that the Companies and their respective subsidiaries do not reorder any Marked Materials. Within one year following the Closing, the Purchaser shall cause each Company and its subsidiaries to replace or alter any signage to remove any reference to Seller Marks and shall remove any Seller Marks from any equipment, training materials or software.

          4.13  Furnish Information for Purchaser's SEC Filings.  The Sellers
                -----------------------------------------------
will, and will cause the Companies to, as promptly as possible furnish all data and information in their possession, or in the possession of any Non-Company Affiliate, relating to the Companies and their subsidiaries as the Purchaser may reasonably request in connection with its preparation of disclosures relating to the transactions contemplated hereby for filing with the Securities and Exchange Commission ("SEC") on a Current Report on Form 8-K or any other filing required
             ---
by the Securities Exchange Act of 1934, as amended.

          4.14  Termination of Obligations of the Companies and their
                -----------------------------------------------------
Subsidiaries.  Sellers shall cause the Companies and their subsidiaries to be
------------
terminated or released as guarantors or parties to loan and financing agreements between the Sellers or Non-Company Affiliates and their lenders as of the Closing Date.

          4.15  HSR Act.  Sellers and the Purchaser shall, promptly after the
                -------
execution and delivery of this Agreement, file with the Federal Trade Commission and the Antitrust Division of the Department of Justice the notification required to be filed with respect to the transactions contemplated by this Agreement under the HSR Act and the rules and regulations thereunder (the "Notification"). The parties hereto shall use their best efforts to (i) respond
-------------
promptly to any requests for additional information made by such agencies and
(ii) resist vigorously at their respective cost and expense any assertion that the transactions contemplated hereby constitute a violation of the antitrust laws, all to the end of expediting the Closing. Purchaser shall not be required to dispose of or make any change in any portion of its business to obtain consent, authorization or approval under the HSR Act. All fees required to file the Notification and any related filings shall be paid by the Purchaser.

          4.16  Further Assurances.  From and after the Closing, each of the
                ------------------
Sellers and Purchaser agree to execute and deliver such further documents and instruments and to do such other acts and things as the other party may reasonably request (at the expense of the requesting party to the extent it involves a material out-of-pocket expense) in order to effectuate the transactions contemplated hereby. In the event any party shall be involved in litigation, threatened litigation or government inquiries with respect to a matter involving the Companies or their subsidiaries, the other parties shall also make available to such first party, at reasonable times and subject to reasonable requirements of its own business, such of its personnel as may have information relevant to the matters provided such first party shall reimburse the providing party for its reasonable costs for employee time incurred in connection therewith if more than one business day is required. Each party shall provide to the other and its employees, agents and representatives access at reasonable times and upon reasonable notice to information and documentation relating to pre-Closing matters concerning the Companies and their subsidiaries including, without limitation, insurance information.

          4.17  Confidentiality.  Each of the Sellers acknowledges and agrees
                ---------------
that it may possess certain data and knowledge of the Companies and their subsidiaries, their business and their operations which are proprietary in nature and confidential. Each of the Sellers agrees that it will not, and will use reasonable efforts to cause its subsidiaries not to, at any time following the Closing Date, use for its own benefit any confidential information or trade secrets of the Companies or their subsidiaries that relate specifically to Competition (as defined in Section 4.20 hereof), or reveal, divulge or make known to any other person, firm, corporation or entity, any confidential information or trade secrets regarding the Companies and their subsidiaries, their business and their operations. At the Closing, Sellers shall deliver to the Companies all lists of customers, books, records and all other property constituting confidential information belonging to the Companies or their subsidiaries. If at any time a Seller is requested or required (by oral questions, interrogatories, requests for information or documents, subpoenas or similar legal process) to disclose any such information, the Seller shall notify Purchaser immediately and shall cooperate with Purchaser so that Purchaser may, at its own expense, seek an appropriate protective order and/or waive compliance with the provisions hereof. If, in the absence of a protective order or the receipt of a waiver hereunder, in the reasonable opinion of the relevant Seller's counsel, Seller is compelled to disclose such information to any tribunal or any governmental agency to avoid being liable for contempt or suffering any other loss or penalty, such Seller may disclose such information to such tribunal or agency without liability hereunder; provided, however, that such Seller shall give Purchaser prompt notice of such decision. Sellers shall use commercially reasonable efforts to prevent their respective directors, officers, employees, agents and representatives from violating the provisions of this Section 4.17. For purposes hereof, the term "confidential information" shall include, but not be limited to, information related to the production, product specifications, intellectual property, pricing policies, bid strategies, cost structure, personnel policies, customer and marketing relationships, method or practice of soliciting business, and business and financial information of the Companies and their subsidiaries. The restrictions contained in this
Section 4.17 shall not extend to any information which can be demonstrated to have been (i) in the public domain prior to the Closing, or (ii) entered the public domain after the Closing other than through disclosure by any of the Sellers or their respective subsidiaries, directors, officers, employees, agents or representatives.

          4.18  Non-Solicitation.  Each of the Sellers agrees that it will not,
                ----------------
and will use reasonable efforts to cause its subsidiaries not to, at any time during the period of three years following the Closing Date, directly or indirectly, solicit for employment or retention of, in any capacity, any employee, or any consultant listed on Schedule 4.18 of the Disclosure Letter, currently employed, retained or paid by the Companies or their subsidiaries, provided that this covenant shall not apply to the general advertisement of employment opportunities.

          4.19  Non-Interference.  Each of the Sellers agrees that it will not,
                ----------------
during the period of three years following the Closing Date, directly or indirectly, for whatever reason, whether for its own account or for the account of any other person, firm, corporation or entity solicit any of the customers with whom the Companies or their subsidiaries provided services for the two year period prior to the Closing Date for the purpose of causing such customers not to engage, or continue to engage, the Companies or their subsidiaries to perform
                                      ---------
the services described in Section 4.20(i). Sellers shall use their best efforts
                                           -------
to prevent their respective subsidiaries from violating the provisions of this
Section 4.19.

          4.20  Non-Competition.
                ---------------

          (a) The following terms, when used in this Section 4.20, shall have the following meanings:

              (i) "Competition" means (A) the provision of services with respect to the management, packaging, consolidation, processing, treatment, transportation and disposal of radioactive wastes, and (B) the operation of radioactive waste treatment facilities, storage facilities and disposal sites. For purposes of this Section 4.20, "radioactive waste" means "low-level radioactive waste" and "high-level radioactive waste" or "spent nuclear fuel" each as defined in the Nuclear Waste Policy Act of 1982, 42 U.S.C. (S) 10101 or waste containing "source material" or "special nuclear material" as defined in the Atomic Energy Act of 1954, 42 U.S.C. (S) 2014, provided, however,
                                                   -----------------
"radioactive waste" shall not include any type or quantity of "high-level radioactive waste", "low-level radioactive waste", "spent nuclear fuel", "source material" or "special nuclear material" that is not regulated as such by any state or federal agency, commission or similar entity having jurisdiction over possession, transportation, use, or disposal of such material.

              (ii) "Directly or Indirectly" means either for one's own account or as a partner, stockholder, owner, consultant or agent of another Person.

              (iii) "Person" means an individual, corporation, partnership, limited liability company, joint venture, trust or other entity.

              (iv) "Restricted Territory" means the United States, Canada and all other jurisdictions worldwide in which the Companies or their subsidiaries is conducting or has conducted business at or prior to the Closing Date.

          (b) The Sellers shall not, for a period of three years after the date hereof, Directly or Indirectly, engage in Competition in the Restricted Territory; provided that the Sellers may, without violating this covenant, own as a passive investment not in excess of 5% of the outstanding equity interests in a Person which engages in Competition.

          (c) Sellers shall use their best efforts to prevent their respective subsidiaries from violating the provisions of this Section 4.20.

          (d) Each of the Sellers acknowledges and agrees that in view of the nature of the business of the Companies and their subsidiaries and the business objectives of the Purchaser in acquiring them, the foregoing territorial and time limitations are reasonable and properly required for the adequate protection of Purchaser and that in the event that any such territorial or time limitation is deemed to be unreasonable, then such limitations shall be automatically reduced to the maximum extent permitted by a court of competent jurisdiction and, as reduced, the territorial and/or time limitation shall be enforced.

          4.21  Specific Performance.  Sellers acknowledge that a violation of
                --------------------
the foregoing covenants contained in Sections 4.17 through 4.20 may cause irreparable injury to the Purchaser, the Companies or their subsidiaries and that the Purchaser shall be entitled, in addition to any other rights and remedies it may have, to injunctive relief without being required to prove actual damages or post bond.

          4.22  Project Financing and Equipment Purchasing for Oak Ridge
                --------------------------------------------------------
Project.  The Sellers or a Non-Company Affiliate shall provide to Purchaser, the
-------
Companies or their subsidiaries financing with respect to certain capital expenditures to be incurred by the Companies or their subsidiaries on the Oak Ridge Environmental Disposal Facility Contract (the "Oak Ridge Contract"), that
                                                     ------------------
involves constructing and operating a landfill on the U.S. Department of Energy's property in Oak Ridge, Tennessee pursuant to a loan agreement, security agreement and related agreements agreed by the Sellers and the Purchaser and having the terms and conditions set forth in Exhibit B (collectively, the "Loan
                                             ---------                     ----
Agreement").  Notwithstanding the provisions of Section 4.8 hereof, the Sellers
---------
or a Non-Company Affiliate will also maintain and the Purchaser will pay or reimburse for, as applicable, any premiums or other costs or expenses of any letters of credit or bonds that are required under the terms of the Oak Ridge Contract for as long as such letters of credit or bonds are required under the terms of the Oak Ridge Contract. Purchaser will indemnify and promptly reimburse the Sellers or a Non-Company Affiliate if and to the extent that such letters of credit or bonds are drawn upon, for such amount drawn, in each case, together with interest thereon at the prime rate announced from time to time by Chase, N.A. plus two percent (2%) per annum from the date that the letters of credit or bonds were drawn upon to the date of payment by the Purchaser.

          4.23  Maintenance of Closure Surety Bond.  Notwithstanding the
                ----------------------------------
provisions of Section 4.8 hereof, the Sellers or a Non-Company Affiliate shall maintain and pay any premiums or other costs or expenses for the $3 million closure surety bond on Chem-Nuclear's waste disposal facility in Barnwell, South Carolina (the "Barnwell Facility") for as long as such closure surety bond is
               -----------------
required by the applicable regulatory authorities of the State of South Carolina, but in no event more than three years from the Closing Date.
Purchaser will indemnify and promptly reimburse the Sellers or a Non-Company Affiliate if and to the extent that the closure surety bond is drawn upon, for such amount drawn, together with interest thereon at the prime rate announced from time to time by Chase, N.A. plus two percent (2%) per annum from the date that the closure surety bond was drawn upon to the date of payment by the Purchaser.

          4.24  Computer Software.  The Sellers will, or will cause their
                -----------------
subsidiaries or affiliates to, transfer or assign to Purchaser, for no additional consideration, all licenses and rights to use the Microsoft computer software that is used in the business of the Companies or their subsidiaries, so that the Purchaser may use such software after the Closing Date without cost or expense. To the extent that the Companies or their subsidiaries do not have sufficient licenses to use the Microsoft computer software, then the Sellers will obtain such licenses at their cost and expense.

          4.25  Waste Management Obligation.  Waste Management, Inc. ("Waste
                ---------------------------                            -----
Management") hereby agrees to become a party to this Agreement with respect to
----------
the covenants contained in Sections 4.17 through 4.24 and the term "Sellers" as used therein shall also refer to Waste Management.

          4.26  Purchase of Land.  The Purchaser or one of its affiliates shall
                ----------------
use commercially reasonable efforts to purchase or acquire, within five (5) years following the Closing, the parcels of property described in Section 4.26 of the Disclosure Letter.

          5.  Employees and Employee Benefit Plans.
              ------------------------------------

          (a) Each employee of any Company or any of its subsidiaries and each former employee of any Company or any of its subsidiaries entitled to any compensation, benefits or other payments arising in connection with such former employee's employment with any Company or any of its subsidiaries shall be referred to as the "Company Employees." Nothing herein expressed or implied by
                    -----------------
this Agreement shall confer upon any Company Employee, or legal representative thereof, any rights or remedies, including, without limitation, any right to employment for any specified period, of any nature or kind whatsoever, under or by reason of this Agreement. Except as otherwise provided by any applicable collective bargaining agreement or other agreement pursuant to which Company Employees participate in a Non-WMI Plan, the Purchaser will, or will cause any Company or one of its subsidiaries or the Purchaser's subsidiaries, as applicable, to provide each Company Employee who is employed by the Purchaser, the Companies or their subsidiaries after the Closing Date with a salary or wage level and bonus opportunity, to the extent applicable, and with employee benefits and other terms and conditions of employment that are the same as the benefits and terms and conditions provided to the Purchaser's employees of like position with length of service with the Companies and their subsidiaries, up to the Closing Date, to be recognized by the Purchaser for all purposes, including, without limitation, for the purposes of the Purchaser's benefit plans (other than accrual of benefits). From and after the Closing, the Purchaser shall, or shall cause any Company or one of its subsidiaries or one of the Purchaser's subsidiaries, as applicable, to honor, pay, perform, and satisfy any and all liabilities, obligations and responsibilities to or in respect of each Company Employee arising under the terms of or in connection with any of Purchaser's benefit plans (which may include any WMI Plans in which, pursuant to the mutual consent of the Sellers and Purchaser, Company Employees participate during a transition period after the Closing Date) or any Non-WMI Plans and the Waste Management Federal Services, Inc. M&I 401(k) Plan and the Waste Management Federal Services, Inc. 125 Plan in which Company Employees continue to participate after the Closing Date (except for any liabilities, obligations or responsibilities for which the Purchaser Indemnitees are entitled to indemnification under Section 7.2.1, taking into consideration the deductible and the maximum limitation, as applicable, in Section 7.2.1(c)).

          (b) Effective from and after the Closing, except as otherwise provided by any applicable collective bargaining agreement or other agreement pursuant to which Company Employees participate in a Non-WMI Plan and the Waste Management Federal Services, Inc. M&I 401(k) Plan and the Waste Management Federal Services, Inc. 125 Plan, the Purchaser shall cause each Company Employee and his or her eligible dependents to be eligible to participate immediately in each employee benefit plan maintained by the Purchaser and each other benefit arrangement maintained by the Purchaser for the benefit of similarly situated employees of the Purchaser (which may include any WMI Plans in which, pursuant to the mutual consent of Sellers and Purchaser, Company Employees participate during a transition period after the Closing Date) ("Purchaser's Plans"). In
                                                     -----------------
connection therewith, the Purchaser shall cause each of Purchaser's Plans that are health benefit plans to give credit under Purchaser's Plans for the co-payments and deductible expenses of the Company Employees and their eligible dependents incurred prior to the Closing for the plan year in which the Closing occurs under the Purchaser's Plans for similarly situated employees of Purchaser. From and after the Closing, except to the extent accrued on the Closing Balance Sheets, the Sellers shall remain solely responsible for liabilities for contributions payable with respect to periods prior to the Closing Date and claims of the Company Employees and their eligible dependents incurred prior to the Closing Date under all of the WMI Plans which are employee welfare benefit plans (as such term is defined in Section 3(l) of ERISA), including, but not limited to, those Plans that are severance, health, short-term disability, accident or life insurance plans (but not including the Waste Management Federal Services, Inc. 125 Plan and the Waste Management Inc. Flex Spending Account) and the Purchaser shall be solely responsible for all such liabilities for contributions payable with respect to periods commencing on or after the Closing Date and claims incurred by any Company Employee and his or her eligible dependents on or after the Closing Date under any of the Purchaser's Plans (which may include any WMI Plans in which, pursuant to the mutual consent of Sellers and Purchaser, Company Employees participate during a transition period after the Closing Date) or any Non-WMI Plans and the Waste Management Federal Services, Inc. M&I 401(k) Plan and the Waste Management Federal Services, Inc. 125 Plan in which Company Employees continue to participate after the Closing Date. The Purchaser and the Sellers shall cooperate in ensuring that welfare benefit coverage for Company Employees and their eligible dependents prior to the Closing is coordinated with such coverage provided after the Closing. Purchaser agrees to indemnify and hold harmless the Seller Indemnitees from and against any Damages (other than negative claims experience in excess of $100,000 per Transitional Employee, Qualified Beneficiary and each dependent, if any, of such Transitional Employee or Qualified Beneficiary) incurred or sustained by Seller Indemnitees as a result of the continuing of such Company Employees in the WMI Plans pursuant to Section
4.9 including without limitation any liability under Section 4980B of the Code or Section 601 through 607 of ERISA (COBRA).

          (c) As soon as practicable after the Closing Date, employees of each Company and its subsidiaries who were participants in the Waste Management Retirement Savings Plan (the "Waste Management 401(k) Plan") and who are
                              ----------------------------
actively employed by the Purchaser, the Companies or their subsidiaries after the Closing Date shall commence participation in a tax-deferred savings plan maintained by the Purchaser (the "Purchaser 401(k) Plan"). Prior to the Closing
                                  ---------------------
Date, each of the Purchaser and the Sellers shall deliver to the other party a favorable determination letter from the IRS regarding the qualified status of the Purchaser 401(k) Plan or the Waste Management 401(k) Plan, as the case may be. Within two weeks after the signing of this Agreement, the Seller and the Purchaser shall agree in writing to either (i) transfer assets from the Waste Management 401(k) Plan in a trust to trust transfer to the Purchaser 401(k) Plan (Alternative One) or (ii) permit Plan Participants to receive a distribution under Section 401(k)(10) of the Code (Alternative Two), (in either case as described below). Under Alternative One, as soon as practicable following the later of (i) the expiration of a 30-day period following the date of filing of any required notices with the IRS by the plan sponsor and the Purchaser, and
(ii) the Purchaser's reasonable determination that the transfer of assets will not
jeopardize the qualified status of the Purchaser's 401(k) Plan, the Sellers shall cause the transfer from the Waste Management 401(k) Plan to the Purchaser 401(k) Plan of the value of the full account balances of such employees in cash and employee loans on the date of transfer (which account balances will have been credited with appropriate earnings attributable to the period from the Closing Date to the date of transfer described herein). Under Alternative Two, the Sellers will permit each employee who is a participant in the Waste Management 401(k) Plan to elect (i) to receive a distribution of the value in his account less the amount of any outstanding loan to such participant under such Plan (such participant's "Account Balance"), (ii) to roll over such
                               ---------------
participant's Account Balance to an individual retirement account of such participant or (iii) to roll over such participant's Account Balance (but for purposes of this clause (iii) including the amount of any outstanding loan) in cash and, if applicable, employee loan to the Purchaser 401(k) Plan as soon as practicable after the Closing Date, and the Purchaser shall cause Purchaser 401(k) Plan to accept such transfers. WMI or the Sellers shall make all matching and other contributions with respect to such employees that are payable with respect to periods before the Closing Date.

          (d) With respect to the Waste Management Inc. Spending Account ("WMI
                                                                           ---
Flex Plan"), WMI or Sellers shall take the reasonable and necessary action to
---------
transfer the account balances as of the date of transfer of the participants in such plan who are employees of each Company and its subsidiaries ("Flex Plan
                                                                   ---------
Participants") to a plan established by the Purchaser with the current third
------------
party administrator of the WMI Flex Plan. Purchaser will reimburse the Sellers or WMI for the aggregate amount, if any, advanced by Sellers or WMI under the WMI Flex Plan for such Flex Plan Participants to the extent the account balance transferred is not reduced by such amount.

          6.   Conditions Precedent.
               --------------------

          6.1   General.  The respective obligations set forth herein of the
                -------
Sellers and the Purchaser to consummate the sale and purchase of the Nuclear Services Shares at the Closing shall be subject to the fulfillment, on or before the Closing Date, in the case of the Sellers, of the conditions set forth in Sections 6.2 and 6.3, and, in the case of the Purchaser, of the conditions set forth in Sections 6.2 and 6.4.

          6.2   Conditions to Obligations of Both Parties.
                -----------------------------------------

          6.2.1 HSR Act.  The waiting period under the HSR Act shall have
                -------
been terminated or expired.

          6.2.2 Consents.  All (i) governmental consents necessary to effect
                --------
the transactions contemplated by this Agreement and to enable the Purchaser to continue the business and operations of the Companies and their subsidiaries after consummation of such transactions, and (ii) third party consents listed in

Section 6.2.2 of the Disclosure Letter, shall have been obtained. Such consents shall be unqualified and unconditional or shall be subject only to such qualifications or conditions as are consented to by the Purchaser and the Sellers, such consent not to be unreasonably withheld.

          6.2.3  No Injunction.  There shall not be in effect any injunction or
                 -------------
other order issued by a court of competent jurisdiction restraining, prohibiting or delaying the consummation of the transactions contemplated by this Agreement.

          6.2.4  Simultaneous Sale and Purchase.  The sale and purchase of all
                 ------------------------------
of the Nuclear Services Shares shall be consummated simultaneously.

          6.3    Conditions to Obligations of the Sellers.
                 ----------------------------------------

          6.3.1  Representations and Warranties of the Purchaser.  The
                 -----------------------------------------------
representations and warranties in Section 3 shall be true and correct when made and at and as of the Closing with the same effect as though made at and as of such time, with such exceptions as are not, individually or in the aggregate, material. The Purchaser shall have duly performed and complied in all material respects with all agreements and covenants contained herein required to be performed or complied with by it at or before the Closing.

          6.3.2  Officer's Certificate.  The Purchaser shall have delivered to
                 ---------------------
the Sellers a certificate, dated the Closing Date and signed by an authorized senior officer of it, as to the fulfillment of the conditions set forth in
Section 6.3.1.

          6.3.3  Opinion of Counsel.  The Sellers shall have received from Hogan
                 ------------------
& Hartson L.L.P., counsel for the Purchaser, an opinion in substantially the form of Exhibit C hereto.
        ---------

          6.3.4  Ancillary Agreements.  The Ancillary Agreements shall have been
                 --------------------
duly executed and delivered by Purchaser and shall be in full force and effect with respect to the Purchaser.

          6.4    Conditions to Obligations of Purchaser.
                 --------------------------------------

          6.4.1  Representations and Warranties of the Sellers.  The
                 ---------------------------------------------
representations and warranties in Section 2 shall be true and correct when made and at and as of the Closing with the same effect as though made at and as of such time, with such exceptions as are not, individually or in the aggregate, material. The Sellers shall have duly performed and complied in all material respects with all agreements and covenants contained herein required to be performed or complied with by either of them at or before the Closing.

          6.4.2  Officer's Certificate.  The Sellers shall have delivered to
                 ---------------------
the Purchaser a certificate, dated the Closing Date and signed by an authorized senior officer of each Seller, as to the fulfillment of the conditions set forth in Section 6.4.1.

          6.4.3  Opinion of Counsel.  The Purchaser shall have received from
                 ------------------
Debevoise & Plimpton, counsel for the Sellers, an opinion in substantially the form of Exhibit D hereto.
        ---------

          6.4.4  Resignations.  The directors and officers of the Companies and
                 ------------
their subsidiaries who are listed on Section 6.4.4 of the Disclosure Letter shall have submitted their written resignations from the Boards of Directors and other positions with the Companies and their subsidiaries, effective as of the Closing Date.

          6.4.5  Tax Certificate.  Each Seller shall have delivered to the
                 ---------------
Purchaser the certificate described in Treasury Regulation Section 1.1445-2(b)(2)(i) to the effect that such Seller is not a foreign person within the meaning of Section 1445 of the Code.

          6.4.6  Material Adverse Change.  After the date hereof, there shall
                 -----------------------
have been no event occur or condition change that has either individually, or in the aggregate, a Material Adverse Effect.

          6.4.7  Deliveries.  Sellers shall have delivered to Purchaser the
                 ----------
following:

              (i) the recorded certificate of incorporation or other organizational documents, as amended or supplemented to date, of the Sellers, the Companies and their subsidiaries, recently certified by the Secretary of State of the jurisdiction in which each such entity is domiciled;

              (ii) a certificate of the Secretary of each of the Sellers concerning (A) its certificate of incorporation and bylaws, (B) the adoption of resolutions by its board of directors and, if applicable, stockholders authorizing the transactions contemplated by this Agreement and (C) the incumbency of its officers, all in form and substance reasonably satisfactory to Purchaser;

              (iii) recent long form (if available) good standing certificates for the Sellers and the Companies and their subsidiaries issued by the Secretaries of State of the jurisdictions in which the Sellers and the Companies and their subsidiaries are domiciled and for the Companies and their subsidiaries certificates of qualification to do business as a foreign corporation in each of the jurisdictions in which such Company or subsidiary is qualified; and

              (iv) an owner's affidavit dated the Closing Date in a form reasonably satisfactory to the applicable title company.

          6.4.8  Ancillary Agreements.  The Ancillary Agreements shall have been
                 --------------------
duly executed and delivered by each of the Sellers and shall be in full force and effect with respect to each of the Sellers.

          7.     Indemnification.
                 ---------------

          7.1    Survival of Representations and Warranties; Time for Claims.
                 -----------------------------------------------------------

          (a) The representations and warranties made by the Sellers and the Purchaser made pursuant to this Agreement or any certificate to be delivered in connection with the Closing hereunder shall survive the Closing and expire upon the second anniversary of the Closing Date, except that the representations and warranties made in or pursuant to (i) Sections 2.1, 2.3, 2.4, 2.5 and 3.1 shall survive the Closing without limitation, and (ii) Section 2.10 (only to the extent such representations relate to Tax liabilities) and Section 2.14 shall survive until 60 days after the expiration (including extensions) of the applicable statute of limitations.

          (b) Any claim for indemnification may be brought without limit as to time, except as expressly provided in this paragraph. Any claim for indemnification under clause (ii) of Section 7.2.1 or clause (ii) of Section
7.2.2 must be brought in accordance with Section 7.2.3 prior to the expiration of the applicable representation and warranty pursuant to Section 7.1(a). Any claim for indemnification under clause (vii) of Section 7.2.1 must be brought in accordance with Section 7.2.3 prior to the fifth anniversary of the Closing Date. Any claim for indemnification under clause (iv) of Section 7.2.1 must be brought in accordance with Section 7.2.3 prior to the second anniversary of the Closing Date. However, the obligation to indemnify for a claim for which timely notice in accordance with the terms and provisions of this Agreement was provided by the party seeking indemnification hereunder shall extend until such time as the remedy, including, without limitation, the payment of monetary damages, is completed.

          7.2    Indemnification.
                 ---------------

          7.2.1  By the Sellers.  From and after the Closing, subject to Section
                 --------------
7.1, the Sellers agree to indemnify and hold harmless the Purchaser and its officers, directors, employees, agents, representatives, affiliates, successors and assigns (collectively, "Purchaser Indemnitees"), on a joint and several
                            ---------------------
basis, from and against any loss, liability, damage, claim, deficiency, cost, expense, interest, award, judgment or penalty, including, without limitation, reasonable attorneys' fees and other costs and expenses (collectively, "Damages"), incurred or sustained by the Purchaser Indemnitees as a result of
 -------
(i) the breach or non-fulfillment by any Seller of any agreement or covenant set forth in this Agreement or the Ancillary Agreements, (ii) the breach of any representation or warranty set forth in this Agreement or made in any certificate delivered pursuant hereto in connection with the Closing, (iii) any liabilities of the Companies or their subsidiaries existing as of the Closing Date (A) that consistent with past practice, would be reflected on a balance sheet of a Seller or Non-Company Affiliate and would not be reflected on a balance sheet of any of the Companies,
(B) of which, as of the Closing Date, the Sellers had knowledge, and (C) that are not reflected on the Closing Balance Sheets, (iv) any liabilities of the Companies or their subsidiaries which relate to or arise out (A) plans maintained and sponsored by Waste Management ("Parent Plans"), including retiree medical liability and pension underfunding under the Parent Plans or (B) a complete or partial withdrawal under Title IV of ERISA incurred by either of the Companies or any of their subsidiaries prior to the Closing Date under a Multiemployer Plan or (C) failure to make contributions to the benefit plans listed on Section 2.10 of the Disclosure Letter with respect to periods ending prior to the Closing Date except in the case of each of the preceding clauses
(A), (B) and (C), to the extent that any such liabilities are (x) reflected on the Closing Balance Sheets, (y) attributable to participation on and after the Closing Date by a Company Employee who is employed by the Purchaser, the Companies or their subsidiaries after the Closing Date, in any Parent Plan in which pursuant to the mutual consent of the Sellers and the Purchaser, such Company Employee participates during a transition period after the Closing Date or (z) liabilities for severance of employees of either of the Companies or any of their subsidiaries arising on or after the Closing, (v) the matters identified in Section 7.2.1(A) of the Disclosure Letter, (vi) the matters identified in Section 7.2.1(B) of the Disclosure Letter, (vii) any other environmental liabilities (including, without limitation, environmental regulatory liabilities) that are the result of acts or conditions that occurred or existed prior to the Closing Date relating to the construction, operation, maintenance and partial closure of the Barnwell Facility that are not otherwise covered by the closure or long-term care trust funds or applicable insurance, and (viii) in the event that the Purchaser or one of its affiliates notifies the applicable regulatory authorities of the State of South Carolina in writing that it intends to commence shutdown of the Barnwell Facility and the closure activities and ceases permanently to accept waste for disposal at the Barnwell Facility by a date (such applicable date being referred to herein as the "Shutdown Deadline") no later than the later of (a) June 30, 2000 and (b)
------------------
twenty-eight (28) days after the earlier of (x) the date on which the spring 2000 session or any subsequent special session (called prior to June 30, 2000 in which matters relating to the Barnwell Facility are on the agenda (a "Barnwell
                                                                      --------
Special Session")) of the South Carolina state legislature  adjourns and (y)
---------------
the date on which the legislation relating to South Carolina joining the Atlantic Low-Level Radioactive Waste Compact and the repeal of the contingent annual license tax imposed on the Barnwell Facility shall either (A) have become effective or (B) have been rejected and no longer be on the agenda for the spring 2000 session or a Barnwell Special Session, provided that in no event shall the Shutdown Deadline be later than December 31, 2000, any liability for the contingent annual license tax imposed on the Barnwell Facility, or the operator thereof, by the State of South Carolina with respect to periods or portions thereof beginning after June 30, 2000, provided that if the Purchaser or any of its affiliates, successors or assigns accepts any waste at the Barnwell

Facility after the Shutdown Deadline, the obligations of the Sellers under this clause (viii) shall immediately terminate and the Purchaser shall repay to the Sellers any payments made by the Sellers pursuant to this clause (viii) together with interest on the amount of such payment at a rate equal to the prime rate announced from time to time by Chase, N.A. plus two percent (2%) per annum from the date of payment by the Sellers until the date of repayment by the Purchaser. There shall not be any duplicative payments or indemnities by any Seller under this Section 7.2.1.

          The rights of the Purchaser Indemnitees to indemnification under this
Section 7 shall be limited as follows:

          (a) The amount of any Damages incurred by the Purchaser Indemnitees shall be reduced by the net amount of the Tax benefits actually realized by the Purchaser Indemnitees or any of their affiliates by reason of such Damage.

          (b) The amount of any Damages incurred by the Purchaser Indemnitees shall be reduced by the net amount the Purchaser Indemnitees recovers (after deducting all attorneys' fees, expenses and other costs of recovery) from any insurer or other party liable for such Damages, and the Purchaser, on behalf of the Purchaser Indemnitees, shall use reasonable efforts to effect any such recovery.

          (c) The Purchaser Indemnitees shall be entitled to indemnification under Section 7.2.1(ii), (iv) and (vii) only to the extent that the aggregate amount of such Damages (reduced as provided in paragraphs (a) and (b) above) exceeds $750,000 and then only for the amount of such excess. In no event will the Purchaser Indemnitees be entitled to indemnification exceeding the aggregate purchase price received by the Sellers under this Agreement and the Escrow Agreement other than Section 5(i) thereof (the "Purchase Price"), except as
                                                --------------
expressly provided in this Section 7.2.1(c). The Sellers will indemnify the Purchaser Indemnitees for the amount of the Purchaser Indemnitees' Damages pursuant to Sections 7.2.1(i), (iii) and (viii) without limitation or deduction, and any such Damages shall not count toward the aggregate limitation on indemnifiable Damages referred to in the second sentence of this Section 7.2.1(c). For the purposes of applying the maximum limitation set forth in this
Section 7.2.1(c), the amount of Damages paid by the Sellers and Non-Company Affiliates shall be deemed to include the amount of all losses, claims, liabilities and damages (including reasonable attorneys' fees and other costs and expenses) incurred by the Sellers and Non-Company Affiliates for which the Purchaser would have been responsible under Sections 4.8 or 5 but for its rights to indemnification under this Section 7.2.1.

          (d) If the Purchaser gives the notice referred to in Section 7.2.1(viii), the Purchaser agrees that it will contribute up to an aggregate of $1.0 million, on a dollar-for-dollar basis with Sellers and the Non-Company Affiliates, solely for out-of-pocket legal expenses paid to unaffiliated third parties associated with contesting liability for the tax referred to in Section 7.2.1(viii).

          (e) If a Purchaser Indemnitee is or becomes entitled to recover by contribution from a third party or otherwise any amount of Damages incurred by a Purchaser Indemnitee as a result of a matter for which the Purchaser Indemnitees have received indemnification payments from the Sellers pursuant to this Section 7, the Purchaser Indemnitees hereby assign to the Sellers all right to claim and receive any such amount, and the Purchaser Indemnitees shall promptly pay over any such amount received by them to the Sellers, to the extent of the indemnification payments received from the Sellers.

          7.2.2  By the Purchaser.  From and after the Closing, subject to
                 ----------------
Section 7.1, the Purchaser agrees to indemnify and hold harmless each Seller, each Non-Company Affiliate and each director, officer employee, agent, representative, successor or assign of any of the foregoing (collectively, "Seller Indemnitees") from and against any Damages incurred or sustained by
-------------------
Seller Indemnitees as a result of (i) the breach or non-fulfillment by the Purchaser of any agreement or covenant set forth in this Agreement or the Ancillary Agreements, and (ii) the breach of any representation or warranty set forth in this Agreement, and provided, that there shall not be any duplicative
                             --------
payments or indemnities by the Purchaser.

          The rights of the Seller Indemnitees to indemnification under this
Section 7 shall be limited as follows:

          (a) The amount of any Damages incurred by the Seller Indemnitees shall be reduced by the net amount of the Tax benefits actually realized by any Seller Indemnitees or any of their affiliates by reason of such Damages.

          (b) The amount of any Damages incurred by Seller Indemnitees shall be reduced by the net amount the Seller Indemnitees recover (after deducting all attorneys' fees, expenses and other costs of recovery) from any insurer or other party liable for such Damages, and the Sellers, on behalf of the Seller Indemnitees, shall use reasonable efforts to effect any such recovery.

          (c) In no event will the Seller Indemnitees be entitled to indemnification exceeding 50% of the aggregate purchase price paid by the Purchaser to the Sellers, provided that this limitation shall only apply to indemnification under Section 7.2.2(ii).

          (d) If a Seller Indemnitee is or becomes entitled to recover by contribution from a third party or otherwise any amount of Damages incurred by a Seller Indemnitee as a result of a matter for which the Seller Indemnitees have received indemnification payments from the Purchaser pursuant to this Section 7, the Seller Indemnitees hereby assign to the Purchaser all right to claim and receive any such amount, and the Seller Indemnitees shall promptly pay over any such amount received by them to the Purchaser, to the extent of the indemnification payments received from the Purchaser.

          7.2.3  Indemnification Procedures.  A party entitled to
                 --------------------------
indemnification hereunder shall herein be referred to as an "Indemnitee."  A
                                                             ----------
party obligated to indemnify an Indemnitee hereunder shall herein be referred to as an "Indemnitor."
       ----------

          (a) Third Party Claims.  Within 10 business days after an Indemnitee
              ------------------
receives notice of any third party claim or the commencement of any action by any third party which such Indemnitee reasonably believes may give rise to a claim for indemnification from an Indemnitor hereunder, such Indemnitee shall, if a claim in respect thereof is to be made against an Indemnitor under Section 7, notify such Indemnitor in writing in reasonable detail of such claim or action and include with such notice copies of all notices and documents (including court papers) served on or received by the Indemnitee from such third party. Failure to give such written notice within the time period described above, shall not release the Indemnitor except to the extent such party is prejudiced by such failure. Upon receipt of such notice, the Indemnitor shall be entitled to participate in such claim or action, to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee, and to settle or compromise such claim or action, provided that if such settlement or compromise
                                 --------
shall provide for any relief other than a monetary payment by the Indemnitor, such settlement or compromise shall be effected only with the consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed. After notice to the Indemnitee of the Indemnitor's election to assume the defense of such claim or action, the Indemnitor shall not be liable to the Indemnitee under
Section 7 for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof other than reasonable costs of investigation, provided that the Indemnitee shall have the right to employ
               --------
counsel to represent it if (x) the employment of such counsel has been
                            -
specifically authorized in writing by the Indemnitor, (y) such claim or action involves remedies other than monetary damages and such remedies, in the Indemnitee's reasonable judgment, could have a material adverse effect on such Indemnitee or (z) the named parties to any such third party claim (including impleaded parties) include both the Indemnitee and the Indemnitor and such Indemnitee shall have been advised in writing by its counsel that there may be conflicting interests between the Indemnitor and the Indemnitee in the legal defense of such third party claim, and in any such event the fees and expenses of such separate counsel shall be paid by the Indemnitor, provided that the
                                                          --------
Indemnitor shall not be obligated to pay the fees or expenses of more than one separate counsel for all Indemnitees arising out the same claim or action. If the Indemnitor does not elect to assume the defense of such claim or action within 30 days of the Indemnitee's delivery of notice of such a claim or action, the Indemnitor shall be deemed to have waived its right to assume the defense of such third party claim and the Indemnitee shall be entitled to assume the defense thereof. If the Indemnitor fails to acknowledge in writing its indemnification obligation to the Indemnitee for such claim or action within a reasonable period following the request therefor by the Indemnitee, the Indemnitee shall be entitled to assume the defense of such claim or action in any manner it deems appropriate including, without limitation, settling any such third party claim or consenting to the entry of any judgment with respect thereto, provided that it acts reasonably and in good faith. Unless it has been conclusively determined through a final judicial determination (or settlement tantamount thereto) that the Indemnitor is not liable to the Indemnitee under this Section 7.2.3., the Indemnitee shall act reasonably and in accordance with its good faith business judgment with respect to such defense, and shall not settle or compromise any such claim or action without the consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed. The parties hereto agree to render to each other such assistance as may reasonably be requested in order to insure the proper and adequate defense of any such claim or action, including making employees available on a mutually convenient basis to provide additional information and explanation of any relevant materials or to testify at any proceedings relating to such claim or action.

          (b) Other Claims.  Within 10 business days after an Indemnitee
              ------------
sustains any Damages not involving a third party claim or action which such Indemnitee reasonably believes may give rise to a claim for indemnification from an Indemnitor hereunder, such Indemnitee shall deliver notice of such claim to the Indemnitor, specifying with reasonable detail the basis on which indemnification is being asserted and the amount of such Damages. If the Indemnitor does not notify the Indemnitee within 30 calendar days following its receipt of such notice that the Indemnitor disputes its liability to the Indemnitee under this Section 7, such claim specified by the Indemnitee in such notice shall be conclusively deemed a liability of the Indemnitor under this
Section 7 and the Indemnitor shall pay the amount of such claim to the Indemnitee on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If the Indemnitor has timely disputed its liability with respect to such claim, as provided above, the Indemnitor and the Indemnitee shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction.

          (c) Prompt Payment.  The Indemnitor shall promptly pay or reimburse,
              --------------
as appropriate, the Indemnitee for any Damages to which it is entitled to be indemnified hereunder. Neither party shall permit any exercise of any right of set-off against the other party.

          (d) Mitigation of Damages.  In addition to any obligation of the
              ---------------------
Purchaser Indemnitees to mitigate Damages under applicable law, for any matter as to which the Sellers are, or are reasonably likely to be liable to the Purchaser Indemnitees for Damages covered by (A) clause (ii) of Section 7.2.1 (only to the extent such Damages arise out of a breach of Section 2.16), (B) clause (vi) of Section 7.2.1 (provided that clauses (ii) and (v) below of this Section 7.2.3(d) shall not apply to items (3) or (4) of Section 7.2.1(B) of the Disclosure Letter, or (C) clause (vii) of Section 7.2.1, the Purchaser shall, and shall cause its affiliates to (i) at all times act reasonably so as to minimize Damages, (ii) not take any action the expense of which would constitute Damages, unless and only to the extent that (A) such action is required by any applicable law, regulation or governmental authority, (B) such action is reasonably likely to minimize the amount of Damages for which the Purchaser Indemnitees would be entitled to indemnification for under Section 7.2.1, or (C) Waste Management or one of the Sellers requests in writing that the Purchaser or one of its affiliates take such action, (iii) give the Sellers, Waste Management and their respective representatives reasonable access at all reasonable times to such information and documents in their possession and/or control relating to the calculation of Damages, (iv) consult with the Sellers, Waste Management and their respective representatives with respect to, and allow the Sellers and Waste Management and their respective representatives to monitor, any remedial, monitoring or similar activities the expense of which may constitute Damages and
(v) offer to Waste Management or the Sellers the opportunity on commercially reasonable terms and at Waste Management's or the Seller's expense to control and engage, directly or indirectly, in any required remedial activities, provided that Waste Management or the Sellers, as applicable, agrees to indemnify the Purchaser Indemnitees to the extent that such remedial activities performed directly or indirectly by Waste Management or the Sellers results in additional Damages to the Purchaser Indemnitees.

          (e) Barnwell Legislation.    Until the Shutdown Deadline, the
              --------------------
Companies' participation in the consideration of the Barnwell Legislation by the legislature of the State of South Carolina will be handled by Regan E. Voit, with the advice of the McNair Law Firm, P.A. and Allan E. Stalvey. The Purchaser, through Mr. Voit, shall keep WMI apprised of the status of the Barnwell Legislation and advise WMI of any proposed changes in the Barnwell Legislation as promptly as reasonably practicable.

          7.2.4  Tax Treatment of Indemnity Payment.  The Sellers and the
                 ----------------------------------
Purchaser agree to treat any indemnity payment made pursuant to Section 7.2 as an adjustment to the purchase price for all Tax purposes unless otherwise required by law.

          7.2.5  Exclusivity of Indemnification Provision.  In the absence of
                 ----------------------------------------
fraud and except as set forth in Section 4.21, the indemnity provided for in this Section 7 shall be the sole and exclusive remedy for Damages owing from the

Sellers to the Purchaser Indemnitees and from the Purchaser to the Seller Indemnitees that arise from the matters described in Sections 7.2.1 and 7.2.2. In furtherance of the foregoing, each of the parties hereby waives, from and after the Closing, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it or any of its affiliates may have against the other party or its affiliates relating to the subject matter of this Agreement arising under or based upon any federal, state or local law, ordinance, rule or regulation or otherwise, other than a claim on the basis of fraud.

          7.2.6  Waiver of Contribution.  Sellers shall not have any right to
                 ----------------------
seek contribution from any of the Companies or their subsidiaries in the event that the Sellers are required to indemnify Purchaser Indemnitees under this Agreement.

          7.2.7  Guaranty of Parent Corporation; Successor Indemnification
                 ---------------------------------------------------------
Obligations.
-----------

          (a) Waste Management hereby unconditionally guarantees the payment obligations of the Sellers under this Agreement which shall include, without limitation, the payment obligations under Sections 1.3, 4.4, 4.22, 4.23, and the indemnification obligations of the Sellers in this Section 7 and hereby joins in and becomes a party to this Agreement for the purpose of signifying its agreement with respect to such guaranty obligation.

          (b) The indemnification obligations of Purchaser and WMI pursuant to this Section 7 shall be binding upon any successor to Purchaser or WMI. Without limiting the generality of the foregoing, the indemnification obligations of Purchaser and WMI shall be binding upon any successor to a significant portion of Purchaser's or WMI's business, by way of merger, consolidation, statutory share exchange, sale of all, substantially all or any significant part of a party's assets, or the distribution of any significant amount of a party's business or assets by way of spin-off, split-off or similar transaction.

          8.   General Provisions.
               ------------------

          8.1  Modification; Waiver.  This Agreement may be modified only by a
               --------------------
written instrument executed by the parties hereto. Any of the terms and conditions of this Agreement may be waived in writing at any time on or prior to the Closing Date by the party entitled to the benefits thereof.

          8.2  Entire Agreement.  This Agreement, including the Disclosure
               ----------------
Letter, is the entire agreement of the parties with respect to the subject matter hereof and supersedes all other prior agreements, understandings, documents, projections, financial data, statements, representations and warranties, oral or written, express or implied, between the parties hereto and their respective affiliates, representatives and agents in respect of the subject matter hereof, except that this Agreement does not supersede the Confidentiality Agreement, the terms and conditions of which the parties hereto expressly reaffirm.

          8.3  Certain Limitations.  It is the explicit intent and understanding
               -------------------
of each of the parties hereto that neither party nor any of its affiliates, representatives or agents is making any representation or warranty whatsoever, oral or written, express or implied, other than those set forth in Sections 2 and 3 and neither party is relying on any statement, representation or warranty, oral or written, express or implied, made by the other party or such other party's affiliates, representatives or agents, including, without limitation, any such statement, representation or warranty contained in any offering memorandum or any information, document or material made available to the Purchaser in certain "data rooms", management presentations or any other form in expectation of the transactions contemplated hereby, except for the representations and warranties set forth in such Sections 2 and 3. EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT, THE PARTIES EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY OR REPRESENTATION AS TO CONDITION, MERCHANTABILITY OR SUITABILITY AS TO ANY OF THE ASSETS OF THE BUSINESS AND, EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD THAT THE PURCHASER TAKES THE ASSETS OF THE BUSINESS "AS IS" AND "WHERE IS". The parties agree that this is an arm's length transaction in which the parties' undertakings and obligations are limited to the performance of their obligations under this Agreement. The Purchaser acknowledges that it is a sophisticated investor, that it has undertaken a full investigation of the Business, and that it has only a contractual relationship with the Sellers, based solely on the terms of this Agreement, and that there is no special relationship of trust or reliance between it and either Seller.

          8.4  Termination.
               -----------

          (a) This Agreement may be terminated: (i) at any time prior to the Closing Date by mutual consent of the Purchaser and the Sellers, (ii) by the Purchaser or the Sellers, if the Closing shall not have taken place on or before May 25, 2000 or such later date as the parties may have agreed to in writing, or
(iii) by either the Purchaser or the Sellers by written notice to the other party if any event, fact or condition shall occur or exist that shall have made it impossible to satisfy a condition precedent to the terminating party's obligations to consummate the transactions contemplated by this Agreement, and such event, fact or condition shall not have been cured within 30 days after the non-terminating party is made aware of such event, fact or condition, unless the occurrence or existence of such event, fact or condition shall be due to the failure of the terminating party to perform or comply with any of the agreements or covenants hereof to be performed or complied with by such party prior to the Closing, provided that with respect to any termination pursuant to the foregoing
         --------
clauses (ii) and (iii), the non-occurrence of the Closing is not attributable to a breach of the terms hereof by the party seeking termination or a breach of the terminating party's representations and warranties made herein.

          (b) In the event of termination by the Sellers or the Purchaser pursuant to this Section 8.4, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by either party. If the transactions contemplated by this Agreement are terminated as provided herein:

              (i) The Purchaser shall return to the Sellers all documents and other materials received from the Sellers, and their respective affiliates and agents (including all copies of or materials developed from any such documents or other materials) relating to the transactions contemplated hereby, whether obtained before or after the execution hereof; and

              (ii) All confidential information received by the Purchaser with respect to the Sellers and their respective affiliates shall be treated in accordance with the Confidentiality Agreement which shall remain in full force and effect notwithstanding the termination of this Agreement.

          (c) If this Agreement is terminated as provided in this Section 8.4, this Agreement shall become null and void and of no further force or effect, except for the Confidentiality Agreement as amended by the last sentence of
Section 4.3, Section 4.7 relating to publicity, and Section 8.5 relating to certain expenses. Nothing in this Section 8.4 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

          8.5  Expenses.  Except as expressly provided herein, whether or not
               --------
the transactions contemplated herein shall be consummated, each party shall pay its own expenses incident to the preparation and performance of this Agreement.

          8.6  Further Actions.  Each party shall execute and deliver such
               ---------------
certificates and other documents and take such other actions as may reasonably be requested by the other party in order to consummate or implement the transactions contemplated hereby.

          8.7  Post-Closing Access.  In connection with any matter relating to
               -------------------
any period prior to, or any period ending on, the Closing, each party shall, upon the request and at the expense of the other party, permit the requesting party and its representatives full access at all reasonable times to the non-privileged books, records and personnel of the Companies and their subsidiaries, and each party shall execute (and the Purchaser shall cause the Companies and their respective subsidiaries to execute) such documents as the other party may reasonably request to enable the first party to file any required reports or tax returns relating to the Companies or any of their subsidiaries, to defend any litigation involving any party or its affiliates or otherwise for a valid business purpose. Each party shall not dispose of such books and records during the seven-year period beginning with the Closing Date without the other party's consent, which shall not be unreasonably withheld. Following the expiration of such seven-year period, the first party may dispose of such books and records at any time upon giving 60 days' prior written notice to the other party, unless the second party agrees to take possession of such books and records within 60 days at no expense to the first party.

          8.8  Notices.  All notices, requests, demands and other communications
               -------
hereunder shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by reputable overnight air courier (such as DHL or Federal Express), two business days after mailing; (c) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (a) or (b) above, when transmitted and receipt is confirmed by telephone; or (d) if otherwise actually personally delivered, when delivered and shall be delivered as follows:

          if to the Sellers:

               c/o Waste Management Inc.
               1001 Fannin, Suite 4000
               Houston, Texas 77002
               Fax Number: (713) 209-0704
               Attention: General Counsel

          with copies to:

               Debevoise & Plimpton
               875 Third Avenue
               New York, New York  10022
               Fax Number:  (212) 909-6836
               Attention:  Robert F. Quaintance, Jr.

          if to the Purchaser:

               GTS Duratek, Inc.
               10100 Old Columbia Road
               Columbia, Maryland 21046
               Fax Number:  (410) 290-9112
               Attention: Robert F. Shawver, Executive Vice President and
                          Chief Financial Officer

          with a copy to:

               Hogan & Hartson L.L.P.
               111 South Calvert Street
               Baltimore, Maryland 21202
               Fax Number:  (410) 539-6981
               Attention:  Lawrence R. Seidman

or to such other address or to such other person as any party hereto shall have last designated by notice to the other parties.

          8.9  Assignment.  This Agreement shall be binding upon and inure to
               ----------
the benefit of the parties hereto and their respective successors and assigns, provided that any assignment, by operation of law or otherwise, by any party hereto shall require the prior written consent of the other parties and any purported assignment or other transfer without such consent shall be void and unenforceable. Notwithstanding the foregoing, (a) the Purchaser may assign this Agreement to any of its subsidiaries or affiliates without the Sellers' consent, provided that the Purchaser shall remain jointly and severally liable for its obligations hereunder and (b) the Purchaser and any of its subsidiaries or affiliates may grant a security interest in their respective rights herein to the lenders of the Purchaser and its subsidiaries providing financing for the transactions contemplated by this Agreement (and any refinancings thereof).

          8.10  No Third Party Beneficiaries.  Except as provided in Sections
                ----------------------------
4.4, 4.8, 4.9, 4.11 and 7, nothing in this Agreement shall confer any rights upon any person or entity which is not a party or a successor or permitted assignee of a party to this Agreement.

          8.11  Counterparts.  This Agreement may be executed in counterparts,
                ------------
both of which shall constitute one and the same instrument.

          8.12  Interpretation.  The section headings in this Agreement are for
                --------------
convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof. Any references to the Sellers' knowledge or the knowledge of either Seller shall mean the actual knowledge of the persons listed in Section 8.12 of the Disclosure Letter. Any reference to a Schedule to this Agreement shall mean a Section of the Disclosure Letter.

          8.13  Governing Law.  This Agreement shall be construed, performed and
                -------------
enforced in accordance with the laws of the State of Delaware, without regard to the conflicts of law principles of such state.

          8.14  Consent to Jurisdiction, etc.
                ----------------------------

          (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdictions of any Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any New York Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.8. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          8.15  Waiver of Jury Trial.
                --------------------

          (a) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          (b) EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (iii) IT MAKES SUCH WAIVER VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATION IN THIS SECTION 8.15.

          8.16  Certain Definitions  .  The following terms used herein shall
                -------------------
have the following meanings:

          (a) "affiliate" means, with respect to any specified person, a person
               ---------
that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified;

          (b) "control" (including the correlative terms "controlling,"
               -------
"controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting equity interest, by contract or otherwise;

          (c) "person" means an individual, corporation, partnership, limited
               ------
liability company, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof; and

          (d) "subsidiary" means, with respect to any person, an affiliate that
               ----------
is controlled by such person directly, or indirectly through one or more intermediaries.

          8.17  Severability.  If any provision of this Agreement shall be held
                ------------
to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

          8.18  Specific Performance.  In addition to any other remedies which
                --------------------
Purchaser may have at law or in equity, each Seller hereby acknowledges that the Nuclear Services Shares and the Companies and their subsidiaries are unique, and that the harm to the Purchaser resulting from breaches by any Seller of its obligations under Sections 1.1 and 1.2 cannot be adequately compensated by damages. Accordingly, each Seller agrees that Purchaser shall have the right to have such obligations specifically performed by the Sellers and that Purchaser shall have the right to obtain an order or decree of such specific performance in the courts referred to in Section 8.14 hereof.


                   [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                              CHEMICAL WASTE MANAGEMENT INC.


                              By:  /s/ Brian J. Blankfield
                                   -----------------------
                              Name:  Brian J. Blankfield
                              Title: Vice President & Secretary


                              CNS HOLDINGS, INC.


                              By:  /s/ Brian J. Blankfield
                                   -----------------------
                              Name:  Brian J. Blankfield
                              Title: Vice President & Secretary


                              RUST INTERNATIONAL, INC.


                              By:  /s/ Brian J. Blankfield
                                   -----------------------
                              Name:  Brian J. Blankfield
                              Title: Vice President & Secretary


                              GTS DURATEK, INC.


                              By:  /s/ Robert F. Shawver
                                   ---------------------
                              Name:  Robert F. Shawver
                              Title: Executive Vice President and
                                      Chief Financial Officer

          The undersigned hereby joins in this Agreement for the purpose of acknowledging its agreement to guaranty the payment obligations of the Sellers pursuant to this Agreement which include, without limitation, Sections 1.3, 4.4, 4.22, 4.23 and Section 7 hereof. The undersigned also hereby joins in this Agreement for the purpose of acknowledging its agreement to be bound by the covenants set forth in Sections 4.17 through 4.24 and Section 5 hereof as if it were a Seller for purposes thereof. The undersigned in not bound by any other provision of this Agreement.


                              WASTE MANAGEMENT, INC.


                              By:  /s/ Ronald H. Jones
                                   -------------------
                              Name:  Ronald H. Jones
                              Title: Vice President & Treasurer


                              By:  /s/ Brian J. Blankfield
                                   -----------------------
                              Name:  Brian J. Blankfield
                              Title: Vice President & Assistant Secretary